UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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MeadWestvaco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MeadWestvaco Corporation 11013 West Broad Street Glen Allen, Virginia 23060

March 25, 2009

Dear Fellow Stockholders:

You are cordially invited to join us at the 2009 Annual Meeting of Stockholders of MeadWestvaco Corporation. The meeting will begin at 11:00 a.m., local time, on Monday, April 27, 2009. The meeting will take place in the Duke of Windsor Room of the Waldorf=Astoria Hotel at 301 Park Avenue, New York, New York.

Please vote on all matters listed in the enclosed Notice of 2009 Annual Meeting of Stockholders. This year our proxy material includes four proposals. Your Board of Directors recommends voting FOR Proposal 1, the election of our twelve directors; FOR Proposal 2, the ratification of the appointment of our independent registered public accounting firm; FOR Proposal 3, approval of an amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan; and AGAINST Proposal 4, a stockholder proposal. Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting.

Your interest in your company as demonstrated by the representation of your shares at our Annual Meeting is a great source of strength for your company. Your vote is very important to us and, accordingly, whether or not you expect to attend the meeting, we ask that you sign, date and promptly return the enclosed proxy.

Very truly yours,

John A. Luke, Jr.

Chairman and

Chief Executive Officer

MeadWestvaco Corporation

Notice of 2009 Annual Meeting of Stockholders

The 2009 Annual Meeting of Stockholders of MeadWestvaco Corporation will be held on Monday, April 27, 2009, at 11:00 a.m., local time, at the Waldorf=Astoria Hotel at 301 Park Avenue, New York, New York. Stockholders will be asked to vote on the following matters:

1.	To elect twelve directors for a term of one year each and until their successors are elected and qualified;

2.	To consider and vote upon a proposal to ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year 2009;

3.	To consider and vote upon an amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan;

4.	To act on a stockholder proposal, if properly presented at the Annual Meeting; and

5.	To transact other business that may properly come before the Annual Meeting.

All holders of common stock of record at the close of business on February 27, 2009 will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of those stockholders will be available for inspection at the executive offices of MeadWestvaco and will also be available for inspection at the Annual Meeting. Whether or not you expect to be at the meeting, please sign, date and promptly return the enclosed proxy or vote by telephone or electronically, as described on the proxy card.

By Order of the Board of Directors

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 25, 2009

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder

Meeting to be Held on April 27, 2009

The proxy statement and annual report to stockholders and the means to vote by Internet are available at www.meadwestvaco.com/proxymaterials.

Proxy Statement

MeadWestvaco Corporation

11013 West Broad Street

Glen Allen, Virginia 23060

Your Board of Directors is providing you with this Proxy Statement in connection with the Board’s solicitation of proxies for the 2009 Annual Meeting of Stockholders of MeadWestvaco Corporation (“MeadWestvaco” or the “company”) to be held on April 27, 2009 at 11:00 a.m., local time, at the Waldorf=Astoria Hotel, 301 Park Avenue, New York, New York, and any adjournment or postponement thereof. On or about March 25, 2009, we will mail the Proxy Statement, a proxy card, and the Annual Report of MeadWestvaco for the year 2008 to stockholders of record of MeadWestvaco common stock at the close of business on February 27, 2009. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

Who is entitled to vote at the meeting?

Only holders of record of MeadWestvaco’s common stock at the close of business on February 27, 2009 will be entitled to vote.

What are the voting rights of the holders of MeadWestvaco common stock?

Each share of outstanding common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Attendance at the meeting will be limited to holders of record as of February 27, 2009, or their authorized representatives (not to exceed one per stockholder), management, the Board and guests of management.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. As of the record date, February 27, 2009, 170,852,661 shares of MeadWestvaco common stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of record of common stock representing at least 85,426,331 votes will be required to establish a quorum. Abstentions and shares represented by “broker non-votes” will be counted in determining whether there is a quorum.

How do I vote?

It is important that your stock be represented at the meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly in order to be sure that your shares will be voted. If you are a registered stockholder (that is, if you hold your stock in certificate form or if you participate in the MeadWestvaco Savings Plan), and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders (that is, those who hold their stock through a broker or other nominee) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically is 5:00 p.m., Eastern Daylight Time, on April 26, 2009. If your shares are held in “street name,” please check your voting instruction form or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy to the Secretary of MeadWestvaco, or by attending and voting at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.    The Board of Directors has adopted a majority vote standard in uncontested director elections. Because the company did not receive advance notice under its bylaws of any stockholder nominees for directors, the 2009 election of directors is an uncontested election. To be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes. Abstentions will have no effect on the election of directors since only votes “For” or “Against” a nominee will be counted. A properly executed proxy marked “Abstain” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Effect of an Incumbent Director Not Receiving the Required Vote.    MeadWestvaco is a Delaware corporation, and under Delaware law, if an incumbent director does not receive sufficient votes to be elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, the Board has also adopted a director resignation policy. Under this policy, any incumbent director who is not elected in accordance with the bylaws will tender his or her resignation to the Chairman of the Board and the Nominating and Governance Committee promptly following certification of the stockholder vote. The Nominating and Governance Committee will promptly consider the resignation tendered by the director, and the Nominating and Governance Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Nominating and Governance Committee, including, the reasons why stockholders voted “Against” the election of such director, the length of service and qualifications of the director, the director’s contributions to the company and the MeadWestvaco Corporate Governance Principles. Unless all the directors are affected, no director whose tendered resignation is under consideration will participate in the deliberative process as a member of the Nominating and Governance Committee or the process of the Board described below. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the stockholder vote. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information deemed relevant by the Board. Following the Board’s decision, the company will promptly disclose the Board’s decision whether to accept the director’s resignation as tendered (including an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation). To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Other Items.    The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve the other matters to be acted upon at the Annual Meeting. In addition, in the case of the vote on the amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan, the total number of votes cast on the proposal must represent a majority of the outstanding shares. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted as entitled to vote on the matter. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. These broker non-votes will not have any effect on the outcome of votes for these items. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Representatives of BNY Mellon Shareowner Services, our independent stock transfer agent, will count the votes and act as the inspector of election.

What are the Board’s recommendations?

All shares of MeadWestvaco common stock entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of twelve directors (see Item 1);

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2009 (see Item 2);

•	FOR approval of the amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan (see Item 3); and

•	AGAINST the stockholder proposal (see Item 4).

If any other matters are properly presented for consideration at the Annual Meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Ownership of Directors and Executive Officers

How much company stock do the company’s directors and executive officers own?

The following table shows the amount of MeadWestvaco common stock beneficially owned, unless otherwise indicated, by our directors, the executive officers named in the Summary Compensation Table and the directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed.

Name	Shares Beneficially Owned(1)	Options Exercisable Within 60 Days	Percent of Class Beneficially Owned
Directors
Michael E. Campbell(2)	24,054	7,365	*
Dr. Thomas W. Cole, Jr.(2)	23,618	7,365	*
James G. Kaiser(2)	27,304	5,208	*
Richard B. Kelson(2)	20,524	4,455	*
James M. Kilts(2)	6,949	0	*
Susan J. Kropf(2)	26,802	5,208	*
Douglas S. Luke(2)(3)	62,694	7,365	*
John A. Luke, Jr.(4)	1,436,883	1,142,748	*
Robert C. McCormack(2)	22,114	4,455	*
Timothy H. Powers(2)	9,651	0	*
Edward M. Straw(2)	9,347	0	*
Jane L. Warner(2)	24,248	6,589	*

Other Named Executive Officers
James A. Buzzard(5)	506,228	430,338	*
E. Mark Rajkowski(5)	206,474	138,840	*
Wendell L. Willkie, II(5)	296,176	255,891	*
Mark S. Cross(5)	59,637	44,681	*
All Directors and Executive Officers as a Group (22 persons)	3,302,881	2,505,136	1.9%

*	Less than 1% of MeadWestvaco common stock.

(1)	Information concerning beneficial ownership of shares is as of March 1, 2009, the most recent practicable date. Includes the number of shares that each such person beneficially owns as of March 1, 2009, including shares such person has the right to acquire within 60 days thereafter (shares that can be acquired within 60 days thereafter are also set forth in the column “Options Exercisable Within 60 Days”). Also includes shares granted under the MeadWestvaco Corporation Restricted Stock Plan. Restricted shares may be voted but not disposed of during the restriction period.

(2)	Each non-employee director holds 15,719 stock units (representing the same number of shares of MeadWestvaco common stock) granted under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, with the exception of Mr. Straw, who holds 9,347 stock units, Mr. Powers, who holds 8,651 stock units, and Mr. Kilts, who holds 6,949 stock units. The rights of each non-employee director in respect of these stock units are vested at all times, and distributions of the stock units are required to be made in MeadWestvaco common stock on the earliest practicable date following the end of the calendar quarter in which the director’s board membership is terminated.

(3)	Includes 13,778 MeadWestvaco shares held in a trust of which Mr. Luke is a co-trustee. Includes 27,253 shares owned by Mr. Luke that serve as collateral security for a line of credit.

(4)	Includes 32,974 MeadWestvaco shares held indirectly through employee benefit plans and 29,421 shares held in trust for or by members of Mr. Luke’s immediate family.

(5)	Includes MeadWestvaco shares held indirectly through employee benefit plans by Messrs. Buzzard, Rajkowski, Willkie and Cross in the amounts of 22,235 shares, 1,634 shares, 11,415 shares and 1,542 shares, respectively.

Ownership of Certain Beneficial Owners

Who are the largest owners of the company’s stock?

Based upon Schedule 13D and 13G filings with the Securities and Exchange Commission, the following investment advisers are believed to have beneficial ownership (as defined for certain purposes by the Securities and Exchange Commission) as of December 31, 2008 of more than 5% of the company’s common stock by virtue of having investment authority and, to some extent, voting authority over the number of shares indicated.

	Shares	Percent of Class*
Capital World Investors and the Income Fund of America, Inc.(1) 333 South Hope Street Los Angeles, CA 90071	12,250,696	7.2%

T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	11,693,039	6.8%

Barclays Global Investors, N.A.(3) 400 Howard Street San Francisco, CA 94105	9,787,581	5.7%

TCW Group, Inc.(4) 865 South Figueroa Street Los Angeles, CA 90017	9,507,900	5.6%

Capital Research Global Investors(5) 333 South Hope Street Los Angeles, CA 90071	9,343,200	5.5%

State Street Bank and Trust Company(6) One Lincoln Street Boston, MA 02111	8,827,730	5.2%

*	As of December 31, 2008, based on 170,813,098 shares outstanding as of that date.

(1)	Based on Schedule 13G filed by Capital World Investors and the Income Fund of America, Inc., on February 12, 2009. The reporting person has sole voting power with respect to 750,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to 12,250,696 shares, and shared dispositive power with respect to no shares.

(2)	Based on Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 13, 2009. The reporting person has sole voting power with respect to 2,457,407 shares, shared voting power with respect to no shares, sole dispositive power with respect to 11,693,039 shares and shared dispositive power with respect to no shares.

(3)	Based on Schedule 13G filed by Barclays Global Investors, N.A. on February 5, 2009. The reporting person has sole voting power with respect to 8,767,805 shares, shared voting power with respect to no shares, sole dispositive power with respect to 9,787,581 shares and shared dispositive power with respect to no shares.

(4)	Based on Schedule 13G/A filed by TCW Group, Inc. on February 9, 2009. The reporting person has sole voting power with respect to no shares, shared voting power with respect to 7,906,217 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 9,507,900 shares.

(5)	Based on Schedule 13G filed by Capital Research Global Investors on February 17, 2009. The reporting person has sole voting power with respect to 5,258,200 shares, shared voting power with respect to no shares, sole dispositive power with respect to 9,343,200 shares, and shared dispositive power with respect to no shares.

(6)	Based on Schedule 13G filed by State Street Bank and Trust Company on February 13, 2009. The reporting person has sole voting power with respect to no shares, shared voting power with respect to 8,827,730 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 8,827,730 shares.

The MeadWestvaco stock ownership plans for salaried and hourly employees held, as of March 1, 2009, an aggregate amount of 11,668,904 MeadWestvaco shares, or approximately 6.8% of the total outstanding shares as of that date, for which full voting rights are exercisable by members of the plans. As of that date, there were approximately 13,785 participants in these plans.

Corporate Governance

1.    Election of Directors

The Board of Directors of the company, pursuant to the company’s bylaws, has determined that the number of directors of the Company will be twelve. Pursuant to the company’s bylaws, each director is elected annually to a one-year term. Directors in this uncontested election will be elected if the director receives more “For” votes than “Against” votes. There is no provision for cumulative voting in the election of directors. At the meeting, the Corporate Secretary or Assistant Secretary named in the enclosed proxy (or a substitute) will, if authorized, vote the shares covered by such proxy for election of the twelve nominees for directors.

The present nominees, Michael E. Campbell, Dr. Thomas W. Cole, Jr., James G. Kaiser, Richard B. Kelson, James M. Kilts, Susan J. Kropf, Douglas S. Luke, John A. Luke, Jr., Robert C. McCormack, Timothy H. Powers, Edward M. Straw and Jane L. Warner, if elected, will be elected for terms expiring at the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors unanimously recommends a vote FOR the named nominees. Should any of these nominees become unavailable for election for any reason presently unknown, the Corporate Secretary or Assistant Secretary named in the enclosed proxy (or a substitute) will vote for the election of such other person or persons, if any, as the Board of Directors may recommend, or the Board may decrease the size of the Board.

All of the preceding 12 persons currently serve as directors of MeadWestvaco and have done so since the combination of The Mead Corporation and Westvaco Corporation was completed in January 2002 with the exception of Edward M. Straw who became a director in the fall of 2005, Timothy H. Powers who became a director in January 2006 and James M. Kilts who became a director in October 2006. Set forth on the following pages is the principal occupation of, and certain other information regarding the director nominees.

Nominees for Election as Directors

Name	Age*	Director of MeadWestvaco Since
MICHAEL E. CAMPBELL	61	2002
Chairman, President and Chief Executive Officer, Arch Chemicals, Inc., since 1999. Director: American Chemistry Council, National Association of Manufacturers (Chairman), Milliken & Company. Officer, Society of Chemical Industry.

DR. THOMAS W. COLE, JR.	68	2002
Interim Chancellor, University of Massachusetts at Amherst, 2007-2008. President and Chief Executive Officer, Great Schools Atlanta, 2004-2006. President Emeritus since 2002 and President, 1989-2002, Clark Atlanta University. Chairman: The Quality Education for Minorities Network.

JAMES G. KAISER	66	2002
Chairman and Chief Executive Officer, Avenir Partners, Inc., since 1998. Manager, Kaiser Ridgeway LLC, since 2003, Manager, Ridgeway Avenir, LLC, since 2003. Chairman and Chief Executive Officer, Pelican Banners & Signs, Inc., 2000-2003. President and Chief Executive Officer of Quanterra Incorporated 1994-1996. Director: Sunoco, Inc. Advisory Director: NSGroup, LLC.

RICHARD B. KELSON	62	2002
Operating Advisor, Pegasus Capital Advisors, L.P., since 2006. Chairman’s Counsel, Alcoa, Inc., 2006; Executive Vice President and Chief Financial Officer, 1997-2005. Director: PNC Financial Services, Lighting Science Group Corporation, KaBOOM!, Inc. Member: University of Pittsburgh School of Law Board of Visitors.

JAMES M. KILTS	61	2006
Founding Partner, Centerview Partners, since 2006. Vice Chairman, The Procter & Gamble Company, 2005-2006. Chairman, President and Chief Executive Officer, The Gillette Company, 2001-2005. President and Chief Executive Officer, Nabisco Holdings Corporation, 1998-2000. Director: Metropolitan Life Insurance Company, Pfizer, Inc. Member: Board of Trustees, Knox College, Board of Trustees, University of Chicago, Board of Overseers of Weill Cornell Medical College.

SUSAN J. KROPF	60	2002
President and Chief Operating Officer, Avon Products, Inc., 2001-2006; Director, 1998-2006. Director: Coach, Inc., The Kroger Company, The Sherwin-Williams Company, Wallace Foundation.

* Ages of directors are as of March 1, 2009.

Nominees for Election as Directors

Name	Age*	Director of MeadWestvaco Since
DOUGLAS S. LUKE	67	2002
President and Chief Executive Officer, HL Capital, Inc., a private investment company with diversified interests in marketable securities and private equities, since 1999. Managing Member, Lamont Partners, LLC., since 1999. Director: Regency Centers Inc. Trustee: The Adirondack Nature Conservancy/Adirondack Land Trust, National Outdoor Leadership School.

JOHN A. LUKE, JR.	60	2002
Chairman and Chief Executive Officer, MeadWestvaco Corporation, since 2002. Chairman, President and Chief Executive Officer, MeadWestvaco, 2002-2003. Chairman, President and Chief Executive Officer, Westvaco Corporation, 1996-2002. Director: American Forest and Paper Association, The Bank of New York Mellon, The Timken Company, FM Global, National Association of Manufacturers (Executive Committee Member). Trustee: American Enterprise Institute for Public Policy Research, American Forest Foundation, Virginia Museum of Fine Arts.

ROBERT C. McCORMACK	69	2002
Founding Partner, Trident Capital, Inc., a private equity investment firm, since 1993, Advisory Director, since 2005. Director: DeVry, Inc., Illinois Tool Works, Inc., The Northern Trust Corporation, Performance Equity Management, LLC, The Rehabilitation Institute of Chicago, Naval Institute Foundation, Poetry Foundation, Marine Corps Law Enforcement Foundation.

TIMOTHY H. POWERS	60	2006
Chairman, President and Chief Executive Officer, Hubbell Incorporated since September 2004; President and Chief Executive Officer, 2001-2004; Senior Vice President and Chief Financial Officer, 1998-2001. Director: National Electrical Manufacturers Association. Board of Trustees, Manufacturers Alliance/MAPI. Board of Governors, The Electrical Manufacturers Club.

EDWARD M. STRAW	69	2005
Executive Vice President, PRTM, Inc., since 2008. President of Global Operations, Estee Lauder Companies, 2000-2004. Senior Vice President, Global Supply Chain and Manufacturing, Compaq Computer Corporation, 1998-2000. President, Ryder Integrated Logistics, 1997-1998. Prior to joining the private sector, Mr. Straw had a 35 year career in the U.S. Navy, retiring as a three-star Vice Admiral in 1996. Director: Document Capture Technologies, Inc.(Chairman), Eddie Bauer Holding Inc., Panther Expedited Services, Inc., Odyssey Logistics & Technology (Chairman), Ply-Gem Industries. Board of Advisors of The George Washington University. Trustee: U.S. Naval Academy Foundation.

JANE L. WARNER	62	2002
Executive Vice President, since 2007, Group Vice President, 2005-2007, Worldwide Finishing Systems, Illinois Tool Works, Inc. President, Plexus Systems, 2004-2005. Vice President, EDS and President, Global Manufacturing and Communications Industries, 2002-2004. Managing Director, Automotive Industry Group, 2000-2002. Director: Tenneco Corporation. Trustee: Kettering University Board of Trustees.

* Ages of directors are as of March 1, 2009.

Director Compensation

How are directors compensated?

Each non-employee director of the company receives $55,000 as an annual cash retainer for service as a director. Board members may elect to defer this compensation under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors. Directors have the opportunity to defer all or a portion of their annual cash retainer. Directors who are also employees of the company receive no additional compensation for service as a director.

Each year, non-employee directors also receive a grant of MeadWestvaco stock units equivalent to $80,000 at the time of grant. Distributions of stock units are made in MeadWestvaco common stock upon termination of a director’s board membership.

In addition to the compensation described above, the Audit Committee Chair receives a $20,000 annual retainer, the Compensation and Organization Development Committee Chair receives a $15,000 annual retainer and the Chair of each of the standing Committees receives an annual retainer of $10,000. Each of the members of the Audit Committee, other than the Chair, receives an annual retainer of $10,000. The lead director receives an annual retainer of $25,000.

How often did the Board meet during 2008?

During 2008, the Board of Directors met six times, and no incumbent director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2008 while he or she was a director and (2) the total number of meetings held in 2008 by all committees of the Board of Directors on which he or she served while he or she was a director.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	All Other Compensation $(3)	Total Compensation $
Michael E. Campbell	$80,000	$80,000	$1,000	$161,000
Dr. Thomas W. Cole, Jr.	$65,000	$80,000		$145,000
James G. Kaiser	$65,000	$80,000		$145,000
Richard B. Kelson	$75,000	$80,000	$7,500	$162,500
James M. Kilts	$55,000	$80,000	$5,000	$140,000
Susan J. Kropf	$70,000	$80,000		$150,000
Douglas S. Luke	$55,000	$80,000	$2,500	$137,500
Robert C. McCormack	$65,000	$80,000		$145,000
Timothy H. Powers	$75,000	$80,000		$155,000
Edward M. Straw	$65,000	$80,000		$145,000
Jane L. Warner	$65,000	$80,000		$145,000

(1)	This column includes fees earned or paid in cash, representing annual retainer, lead director retainer, committee chair retainer and audit committee member retainer.

(2)	The amounts shown in this column represent the SFAS No. 123(R) compensation expense recognized in 2008 in connection with grants of stock units to non-employee directors which vest on the grant date. Information about the company’s SFAS No. 123(R) calculations is provided in Note J to the company’s audited financial statements for the year ended December 31, 2008 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

(3)	The amounts included in this column represent matching contributions by the MeadWestvaco Foundation with respect to charitable contributions made by the director. The MeadWestvaco Foundation provides for a maximum annual dollar amount for matching funds of $2,500 per calendar year for two designated programs (for an annual total amount of $5,000), although the timing of such charitable contribution may result in it being matched in a subsequent calendar year.

(4)	The table below reflects for each director, the aggregate number of outstanding stock and option awards at December 31, 2008. In January 2004 the Board of Directors discontinued the practice of providing an automatic annual grant of a stock option award to each director.

	Stock Options	Phantom Stock Grants	Total Shares Subject to Outstanding Awards as of December 31, 2008
Michael E. Campbell	7,365	15,719	23,084
Dr. Thomas W. Cole, Jr.	7,365	15,719	23,084
James G. Kaiser	5,913	15,719	21,632
Richard B. Kelson	4,455	15,719	20,174
James M. Kilts	0	6,949	6,949
Susan J. Kropf	5,913	15,719	21,632
Douglas S. Luke	7,365	15,719	23,084
Robert C. McCormack	4,455	15,719	20,174
Timothy H. Powers	0	8,651	8,651
Edward M. Straw	0	9,347	9,347
Jane L. Warner	6,589	15,719	22,308

Board Committees

What committees has the Board established?

MeadWestvaco currently has five principal standing committees of the Board of Directors: Audit; Compensation and Organization Development; Finance; Nominating and Governance; and The Committee on Safety, Health and the Environment. Each of these committees operates under a written charter adopted by the Board of Directors and included on the company’s website. Printed copies are available to any stockholder upon request. MeadWestvaco also has an Executive Committee that may be convened under certain circumstances when a special meeting of the Board of Directors is not practical or is not warranted.

The current members of the Board committees are as follows:

Audit	Finance
Richard B. Kelson, Chairman	Robert C. McCormack, Chairman
James G. Kaiser	Michael E. Campbell
Timothy H. Powers	James M. Kilts
Edward M. Straw	Susan J. Kropf
Jane L. Warner	Douglas S. Luke
(all non-employee directors)	(all non-employee directors)

Compensation and Organization Development	Nominating and Governance
Susan J. Kropf, Chairman	Timothy H. Powers, Chairman
Dr. Thomas W. Cole, Jr.	Michael E. Campbell
Richard B. Kelson	James M. Kilts
James M. Kilts	Robert C. McCormack
(all non-employee directors)	(all non-employee directors)

Executive	Safety, Health and Environment
John A. Luke, Jr., Chairman	Dr. Thomas W. Cole, Jr., Chairman
Michael E. Campbell	James G. Kaiser
Dr. Thomas W. Cole, Jr.	Douglas S. Luke
Richard B. Kelson	Edward M. Straw
Susan J. Kropf	Jane L. Warner
Robert C. McCormack	(all non-employee directors)
Timothy H. Powers

The functions of the current Board committees are as follows:

Audit Committee

Assists the Board of Directors in fulfilling its responsibilities to stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the company and the quality and integrity of the financial reports of the company. The Committee assists the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm. The Audit Committee also has sole authority to appoint and replace the independent registered public accounting firm, subject to stockholder ratification. None of the members serve on more than three audit committees. All members are “financially literate” under New York Stock Exchange listing standards, and at least one member has such accounting or related financial management expertise as to be considered a “financial expert” under Securities and Exchange Commission rules. The Board has designated the Audit Committee Chair, Richard B. Kelson and Committee member Timothy H. Powers as “audit committee financial experts” as a result of their experience in senior corporate executive positions with financial oversight responsibilities. The Audit Committee met six times in 2008.

Compensation and Organization Development Committee

Reviews and approves the company’s compensation philosophy. It is charged with the responsibility for assuring that officers and key management personnel are effectively compensated in terms that are motivating, internally equitable and externally competitive. The Committee approves compensation of the company’s executive officers including the Leadership Team (the Chairman and Chief Executive Officer and his direct reports), reviews compensation for remaining senior management, sets the criteria for awards under incentive compensation plans and determines whether such criteria have been met. The Committee generally oversees policies and practices of the company that advance its organization development, including succession planning as well as those designed to achieve the most productive engagement of the company’s workforce and the attainment of greater diversity. The Compensation and Organization Development Committee met six times in 2008. The details of the process and procedures followed by the Committee are disclosed in the Compensation Discussion and Analysis and report of the Compensation and Organization Development Committee at page 20.

Executive Committee

Provides for the exercise of certain powers of the Board between meetings of the Board when a special meeting of the Board is not practical or is not warranted. The Executive Committee did not meet in 2008.

Finance Committee

Oversees the company’s financial affairs and recommends those financial actions and policies that are most appropriate to accommodate the company’s operating strategies while maintaining a sound financial condition. The Committee reviews the company’s capital structure, financial plans, policies and requirements as well as strategic actions proposed by the company’s management. The Committee also reviews funding recommendations concerning the company’s pension plans together with the investment performance of such plans and the company’s risk management policies and practices. The Finance Committee met three times in 2008.

Nominating and Governance Committee

Studies and makes recommendations concerning the qualifications of all directors, and selects and recommends candidates for election and re-election to the Board and persons to fill vacancies on the Board, as well as the compensation paid to non-employee directors. The Committee also reviews and considers other matters of corporate governance, including trends and emerging expectations, as well as best practices. In advising the Board and management, the Committee may consider a range of governance matters, including Board structure, Board composition, committees and criteria for committee appointment, Board meeting policies, and the ongoing relationship between the Board and management. The Nominating and Governance Committee met four times in 2008.

The Committee on Safety, Health and the Environment

Reviews implementation of the company’s workplace safety and health program. The Committee also reviews the stewardship of the company with respect to conservation of natural resources and its ability to protect the natural environment. The Committee receives regular reports from management, reviews safety, health and environmental matters with management, including the company’s compliance record and programs, and makes recommendations as needed. The Committee on Safety, Health and the Environment met two times in 2008.

Corporate Governance Principles

MeadWestvaco’s Corporate Governance Principles, adopted by the Board of Directors in February 2003 and subsequently amended, address, among other things, standards for evaluating the independence of the company’s directors. The full text of the Principles, which contains the Board’s independence standards, is available on the company’s website at the following address: http://us.meadwestvaco.com/AboutUs/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request by calling 1-800-432-9874.

Pursuant to the Principles, the Board, with the support of the Nominating and Governance Committee, reviewed the independence of directors in February 2009. Transactions and relationships, if any, between each director or any member of his or her immediate family and the company and its subsidiaries were considered. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The Committee reviewed whether there were commercial, banking, consulting, legal, accounting, charitable and familial relationships between the company and individual directors or their immediate family members. None of the company’s non-employee directors has received compensation from the company other than in his or her capacity as a director. None of the company’s non-employee directors or any members of their immediate family are executive officers at a company where, in the preceding three years, the annual payments to or payments from MeadWestvaco for property or services in any single fiscal year exceeded two percent of the annual consolidated gross revenues of the company at which he or she served as an executive officer. None of the company’s non-employee directors serve as executive officers of a tax-exempt organization where, in the preceding three years, the company’s contributions to the organization in any single fiscal year exceeded the lesser of $1,000,000 or two percent of that organization’s consolidated gross revenues. The Committee identified two directors, Mr. Michael E. Campbell and Ms. Jane L. Warner, who currently serve as an executive officer of a company that transacts business with MeadWestvaco on a routine basis under standard commercial terms. In the case of Mr. Campbell, sales of products between Arch Chemicals, Inc. and MeadWestvaco in each of the last three fiscal years were less than a tenth of a percent of the annual consolidated gross revenues of the company at which Mr. Campbell serves as an executive officer, which is well under the independence thresholds established by the Board. In the case of Ms. Warner, who became an executive officer of Illinois Tool Works, Inc. in 2007, MeadWestvaco sales of product to such company were approximately a fifteenth of one percent of the annual consolidated revenues of such company, which is well under the independence thresholds established by the Board. Mr. Campbell, Mr. Kaiser, Mr. Kilts, Ms. Kropf, and Mr. McCormack are directors of companies with which MeadWestvaco does business. The amount that MeadWestvaco paid to or received from each of these companies in each of the last three fiscal years for goods and services is well below one percent of the annual consolidated gross revenues of these companies.

As a result of this review, the Board affirmatively determined that, with the exception of John A. Luke, Jr., the Chairman and Chief Executive Officer of the company, all of the directors, including each of the members of the Audit, Compensation and Organization Development, and Nominating and Governance Committees, are independent of the company under the standards set forth in the Corporate Governance Principles and the New York Stock Exchange listing standards: Mr. Campbell, Dr. Cole, Mr. Kaiser, Mr. Kelson, Mr. Kilts, Ms. Kropf, Mr. Douglas Luke, Mr. McCormack, Mr. Powers, Mr. Straw and Ms. Warner.

MeadWestvaco Nominating and Governance Committee

Charter

The Board of Directors of MeadWestvaco adopted a Nominating and Governance Committee charter on January 30, 2002 that was subsequently amended. The Nominating and Governance Committee Charter is included on the company’s website at the following address: http://us.meadwestvaco.com/AboutUs/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request. The charter sets forth the purposes, goals and responsibilities of the Committee. The charter also provides that the Committee annually evaluates its performance. In accordance with the company’s Corporate Governance Principles, the members of the Nominating and Governance Committee are required to be independent directors under the criteria established by the Board, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission.

Director Candidates

In accordance with the Corporate Governance Principles, the Nominating and Governance Committee is responsible for recommending qualified individuals for membership on the Board of Directors. The Committee is dedicated to periodically reviewing with the Board the requisite qualifications of Board members as well as the composition of the Board as a whole. This assessment addresses independence of Board members, as well as the consideration of experience, judgment, knowledge and diversity in the context of the needs of the Board. General criteria for the nomination of all director candidates include:

•	the highest integrity and ethical standards;

•	the ability to provide wise and informed guidance to management;

•	a willingness to pursue thoughtful, objective inquiry on important issues before the company;

•	a commitment to enhancing stockholder value; and

•	a range of experience and knowledge commensurate with the company’s needs as well as the expectations of knowledgeable investors.

The Board succession plan states that the Committee seeks the following additional attributes:

•	a demonstrated track record of success;

•	independence, objectivity, perspective and judgment;

•	willingness to challenge prevailing opinion;

•	capacity for teamwork and compatibility with other Board members;

•	specific knowledge in significant areas; and

•	consistent availability.

In addition, the background and specific competencies of candidates are considered. These include business management, financial background, manufacturing background, marketing experience, knowledge of the packaging industry, global experience, research and development, service in government, academia or other public sector professions, financial expertise and independence under the standards of the New York Stock Exchange.

Stockholder Recommendations for Director Candidates

The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board of Directors. In addition, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors in accordance with the requirements, including timing information, set forth in the company’s bylaws. Stockholders’ recommendations for nominees of directors should also provide to the Nominating and Governance Committee the same information as specified above with respect to any individual they wish to recommend and such recommendations are treated in the same manner as other recommendations for nominees for director.

Policy on Voting for Directors

MeadWestvaco has amended its bylaws to provide for majority voting in uncontested director elections. In an uncontested election of directors, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Any incumbent director who is not elected in accordance with the bylaws will tender his or her resignation to the Chairman of the Board and the Nominating and Governance Committee promptly following certification of the stockholder vote.

The Nominating and Governance Committee will promptly consider the resignation tendered by the director, and the Nominating and Governance Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Nominating and Governance Committee, including, the reasons why stockholders voted “against” the election of such director, the length of service and qualifications of the director, the director’s contributions to the company and the MeadWestvaco Corporate Governance Principles. Unless all the directors are affected, no director whose tendered resignation is under consideration will participate in the deliberative process as a member of the Nominating and Governace Committee or the process of the Board described in the following paragraph.

The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the stockholder vote. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information deemed relevant by the Board. Following the Board’s decision, the company will promptly disclose the Board’s decision whether to accept the director’s resignation as tendered (including an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation) in a press release or a filing with the Securities and Exchange Commission.

To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Code of Conduct

The MeadWestvaco Code of Conduct applies to all MeadWestvaco directors and employees worldwide, including the Chief Executive Officer and the Chief Financial Officer. These policies and principles support the company’s core values of integrity, respect for the individual, commitment to excellence and teamwork. The Code of Conduct can be found on the company’s website at the following address: http://us.meadwestvaco.com/AboutUs/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request. Any future changes or amendments to our Code of Conduct and any waiver of our Code of Conduct that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, or member of the Board of Directors, will be posted to http://us.meadwestvaco.com/AboutUs/InvestorRelations/CorporateGovernance/index.htm.

Contact MeadWestvaco Board

Anyone who wants specifically to raise a concern to the Board of Directors, the non-management members of the Board of Directors, or the lead director, including concerns about the company’s accounting, internal accounting controls or auditing matters, may contact the Chair of the Audit Committee directly. Such communications will also be received and reviewed by the General Counsel and treated as confidentially as possible, consistent with ensuring appropriate and careful review of the matter. Communications may be anonymous. The Chair of the Audit Committee will report as appropriate to the Board of Directors regarding such concerns. The company’s Code of Conduct prohibits any employee from taking any adverse action against anyone who in good faith raises a concern about business integrity.

To convey a concern to the Chair of the Audit Committee, you may call 1-888-536-1502, or write to: Audit Committee Chair, MeadWestvaco Corporation, Attention: General Counsel, 299 Park Avenue, New York, New York 10171. If preferred, concerns may be emailed using the form set forth at the following address: http://www.meadwestvaco.com/shared/contactboard.nsf/email. Inclusion of your name and email address is optional.

Director Attendance at Annual Meetings

Directors are invited and encouraged to attend the company’s Annual Meeting of Stockholders. All directors attended the 2008 meeting.

Lead Director

Effective August 28, 2007, the Board established the position of lead director. Among the responsibilities of the lead director is to serve as chair of executive session meetings of non-management directors. Mr. Michael E. Campbell has been designated as lead director to serve for an initial term of three years, which may be extended by the Board for an additional three year term.

Executive Sessions

The non-management directors met in executive session at each of the six regularly scheduled Board meetings in 2008. The Lead Director chairs the executive sessions and reports back as appropriate to the Chief Executive Officer.

Director Stock Ownership

In February 2005, the Board approved stock ownership guidelines for non-executive directors pursuant to which non-executive directors are encouraged to own, at a minimum, MeadWestvaco stock or stock units equal to three times their annual cash retainer within three years of joining the Board. Discretion may be applied in periods of volatile markets.

Certain Relationships and Related Transactions

The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its stockholders. In January 2007, the Board delegated authority to the Nominating and Governance Committee (the “N&G Committee”) to review and approve Related Person Transactions, and the Committee has adopted a written policy and procedures set forth below for the review, approval, or ratification of Related Person Transactions. A “Related Person Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the company is a participant, and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of the company, (b) greater than 5 percent beneficial owner of the company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The N&G Committee shall review all of the relevant facts and circumstances of all Related Person Transactions that require the N&G Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, subject to the following exceptions:

•

employment of an executive officer, who is not an immediate family member of another executive officer or director of the company (provided compensation approved by the Compensation and Organization Development Committee of the Board);

•	compensation paid to a director approved by the Board;

•

any transaction with another company for which a Related Person’s only relationship is as (i) an employee (other than an executive officer) or director, (ii) a beneficial owner of less than 10 percent of that company’s outstanding equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenue;

•

any charitable contribution, grant or endowment by MeadWestvaco to a charitable organization, foundation or university where a Related Person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2 percent of the charitable organization’s total annual receipts;

•	transactions where all stockholders received proportional benefits.

In determining whether to approve or ratify a Related Person Transaction, the N&G Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms that are or would be generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee

The Audit Committee consists of five members of the company’s Board of Directors. Each member of the Audit Committee is independent and possesses other qualifications as required by the New York Stock Exchange. All of the members of the Audit Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles. The Audit Committee operates under a written charter adopted by the Board of Directors. The full text of the Audit Committee Charter is included on the company’s website at the following address: http://us.meadwestvaco.com/AboutUs/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request.

The primary function of the Audit Committee is to assist the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm.

Review of the Company’s Audited Financial Statements for the Year Ended December 31, 2008 and Internal Control over Financial Reporting as of December 31, 2008

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm for 2008, is responsible for auditing those financial statements and the company’s internal control over financial reporting. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Standards, including those required to be discussed by SAS No. 61, Professional Standards, as amended, as adopted by the PCAOB in Rule 3200T. The Audit Committee also received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence (Independence Discussion with Audit Committees), and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from MeadWestvaco and its management. The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting with management.

The Audit Committee of MeadWestvaco reviewed and discussed the foregoing as reflected in the minutes of the Audit Committee, and on the basis of that review and those discussions, recommended to the Board of Directors that the audited financial statements of MeadWestvaco for the year ended December 31, 2008 be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing by MeadWestvaco with the United States Securities and Exchange Commission.

The Audit Committee met six times in 2008. After each meeting, the Audit Committee met in executive sessions with the independent registered public accounting firm and the director of internal audit to review, among other things, staffing, the audit plan and reports on effectiveness of internal control over financial reporting.

The Audit Committee approved 100% of the audit, audit-related and tax services for the company performed by the independent registered public accounting firm in 2008 and 2007.

The Audit Committee concluded that the provision of non-audit services in 2008 and 2007 by PricewaterhouseCoopers LLP was compatible with their independence.

Submitted by:

Richard B. Kelson, Chairman	Edward M. Straw
James G. Kaiser	Jane L. Warner
Timothy H. Powers

MeadWestvaco incurred the following fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2007:

	Year ended December 31, 2008	Year ended December 31, 2007
Audit fees	$7,227,000	$7,673,000

Audit-related fees
Other attest services	396,000	875,000
Other audit-related	285,000	425,000

Total audit-related fees	$681,000	$1,300,000

Tax fees
Tax compliance and other matters(1)	$228,000	$276,000

Total all other fees(2)	$4,000	$4,000

(1)	Tax Fees—Reflects fees for professional services performed by PricewaterhouseCoopers LLP (“PwC”) for international tax compliance and tax technology. PwC has not provided any services related to tax shelter transactions, nor has PwC provided any services under contingent fee arrangements.

(2)	Other Fees—License fees for access to the PwC accounting and reporting database.

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of specifically described audit, audit-related and tax services by the Committee on an annual basis, but an individual service engagement anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

2.    Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm.

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm for 2009. Pursuant to the company’s bylaws and as a matter of good corporate governance, the Board is submitting this selection for ratification by the stockholders at the 2009 Annual Meeting. PricewaterhouseCoopers LLP currently serves as the company’s independent registered public accounting firm, and received $8,140,000 in fees and expenses during the year ended December 31, 2008. The Audit Committee has been advised by PricewaterhouseCoopers LLP that neither the firm, nor any of its partners or staff, has any direct financial interest or material indirect financial interest in the company or any of its subsidiaries. Representatives of PricewaterhouseCoopers LLP who plan to attend the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify this appointment, the Audit Committee will consider the appointment of another independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Executive Compensation

Compensation and Organization Development Committee

The Compensation and Organization Development Committee, a Board committee, consists of four members of the company’s Board of Directors, none of whom is or has been at any time an employee of the company or its subsidiaries, and none of whom is receiving any compensation from the company or its subsidiaries other than as a director. All of the members of the Compensation and Organization Development Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles and the rules of the New York Stock Exchange. The Committee is charged with assuring that the company’s executive officers are effectively compensated in terms that are motivating, externally competitive and internally equitable. The Committee considers and approves all compensation and benefits for the company’s executive officers. The Committee also reviews compensation of the company’s business unit presidents, key personnel and corporate officers. With regard to compensation, the Committee approves awards for cash and equity compensation and sets criteria for awards under incentive compensation plans for the company’s executive officers and determines whether such criteria have been met. In addition, the Committee reviews and recommends for approval by the Board of Directors the company’s various employee benefit plans, as appropriate. The Committee also oversees the development of the company’s leadership succession plan and employee relations strategies. The Compensation and Organization Development Committee Charter is included on the company’s website at the following address: http://us.meadwestvaco.com/AboutUs/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request.

Compensation Discussion and Analysis

Business Overview and Strategy

MeadWestvaco provides packaging solutions to many of the world’s best-known companies. With a presence in more than 30 countries, our research, design, manufacturing and distribution capabilities serve leaders in numerous industries. We also have market-leading positions in our Consumer & Office Products, Specialty Chemicals and Community Development and Land Management businesses.

In our mission, values and operations, we act on the principles of innovation and sustainability, creating value for customers and shareholders while fulfilling our environmental, social and economic responsibilities.

Profitable revenue growth, earnings per share growth, innovation, return on invested capital and increased cash flow are important to the company’s continued success in fulfilling our mission.

The executive compensation program is designed to reward senior leaders described below for the accomplishment of our business strategy and goals. The Compensation Discussion and Analysis discusses the compensation program and the compensation decisions made for fiscal year 2008 with respect to the following company’s named executive officers:

John A. Luke, Jr., Chairman and Chief Executive Officer;

E. Mark Rajkowski, Senior Vice President and Chief Financial Officer;

James A. Buzzard, President;

Wendell L. Willkie, II, Senior Vice President, General Counsel and Secretary; and

Mark S. Cross, Senior Vice President, MWV Packaging

The current global financial and credit crisis has presented challenges for all companies including MeadWestvaco. Upon the recommendation of management and consistent with the company’s pay-for- performance philosophy, the Committee:

•	approved 2009 base salaries at 2008 levels for all domestic salaried employees;

•	endorsed the decision of Leadership Team members (including the named executive officers) to reduce their base salaries by 5%;

•	authorized no payment under the company’s 2008 annual incentive program; and

•	substantially reduced the estimated value of 2009 long-term equity awards to all executive officers and other grantees (which value reflects the company’s lower stock price at the time of grant).

Compensation is summarized for the named executive officers in the Summary Compensation Table on page 32.

Objectives of the Company’s Executive Compensation Program

An understanding of the company’s executive compensation program begins with an understanding of the objectives the program is intended to accomplish. These include:

•

Rewarding performance. The company’s compensation program links rewards to performance through the achievement of annual and long-term corporate, business unit and individual goals based on company strategy.

•

Aligning the interests of the company’s executives with those of shareholders. A significant portion of the total compensation paid to the company’s named executive officers is delivered in the form of equity-based compensation. This serves to further align the interests of the company’s executives with those of its shareholders.

•

Offering competitive compensation. The company seeks to offer a total rewards program that is competitive with the compensation practices of general industry and select peer companies in order to attract, retain and provide appropriate incentives for superior talent.

How executive compensation is determined

The role of the Compensation and Organization Development Committee and its consultant, and of management

Committee Role. The Committee is charged with responsibility for assuring that the company’s executive officers and key management personnel are effectively compensated with respect to all elements of compensation. The Committee establishes the Chairman and Chief Executive Officer’s compensation, including base salary and annual and long-term incentive awards, and reviews and approves compensation for the other executive officers of the company. Additional information on the role of the Committee appears on page 20.

Consultant Role. An executive compensation consulting firm, Mercer, is engaged by and reports directly to the Committee. Mercer assists the Committee by reviewing the company’s executive compensation programs, its pay and performance linkages against internal and external benchmarks and the company’s peer group. Mercer also advises the Committee on executive compensation matters relating to compensation strategy, program design and competitive trends. Mercer participates in most Committee meetings, including executive sessions at which management is not present. The Committee has evaluated the business relationship between Mercer and the company to ensure that the advice to the Committee remains objective. While Mercer is not precluded from working with management, such work is conducted under the supervision of the Committee.

Management Role. Management assists the Committee in fulfilling its responsibilities by evaluating executive performance, proposing appropriate business performance targets for the annual and long-term incentive plans and by developing recommendations as to appropriate base salary levels and incentive award amounts, as well as compensation and benefit design changes.

Chairman and CEO Role. While the Chairman and Chief Executive Officer provides recommendations to the Committee with respect to the compensation for his direct reports, the Committee has final authority with regard to compensation decisions. Decisions with respect to the Chairman and Chief Executive Officer’s compensation (including base salary, annual and long-term incentive targets and awards) are made by the Committee in executive session.

How the elements of the company’s 2008 compensation program were selected

With the assistance of management and Mercer (as described above), the Committee determined the elements of the company’s compensation program so as to further the company’s objectives to provide a competitive total rewards program, to promote a pay-for-performance philosophy and to align the interests of executives with shareholders.

The key compensation elements for the named executive officers of the company include:

•	Annual Base Salary

•	Annual Incentive Compensation Opportunity

[o]	Payable in cash, contingent on the achievement of annual performance goals.

•	Long-Term Incentive Compensation Opportunity

[o]	Payable in equity consisting of:

•	Performance-Based Restricted Stock Units, which vest after three years subject to satisfactory performance against designated key financial and operational goals;

•	Stock Options, which vest ratably over three years, the value of which is tied to the increase in the company’s stock price from the closing price on the date of grant to the time of exercise.

The Committee believes that this combination of base salary, annual incentive award payable in cash, and long-term incentive compensation payable in equity is appropriate to provide a competitive program based on prevailing market practices. It also believes that linking a significant portion of target compensation to performance supports the company’s pay-for-performance philosophy and the achievement of the company’s strategic goals. And, while no specific formula is used to determine the allocation between performance-based compensation and base salary, this emphasis on pay-for-performance resulted in performance-based compensation representing the largest portion of total direct target compensation opportunity (base salary, annual and long-term incentive compensation) for each named executive officer during 2008. Specifically, in 2008, performance-based (or at-risk) compensation, consisting of incentive cash awards, stock options and performance-based restricted stock units, amounted to approximately 85% of the total direct compensation opportunity for the Chairman and Chief Executive Officer and approximately 68% to 79% of the total direct compensation opportunity for the other named executive officers. The greater at-risk percentage of compensation for the Chairman and Chief Executive Officer, as compared to the other named executive officers, stems from the competitive data (described in more detail below) and the increased scope of job responsibilities as compared to other executives.

Each of the named executive officers received compensation opportunities comprised of the following elements in the proportions below. The long-term incentive award target shown below is the award opportunity for the 2008 through 2010 performance period. Both annual and long-term awards are performance-based. Total direct compensation opportunity includes base salary and the opportunity to earn an annual incentive and a long-term award, neither of which are guaranteed.

NAME	BASE SALARY	ANNUAL INCENTIVE AWARD TARGET	LONG-TERM INCENTIVE AWARD TARGET	AT-RISK COMPENSATION	TOTAL DIRECT COMPENSATION OPPORTUNITY
John A. Luke, Jr.	15%	17%	68%	85%	$6,996,726
E. Mark Rajkowski	26%	17%	57%	74%	$2,253,576
James A. Buzzard	21%	17%	62%	79%	$3,314,448
Wendell L. Willkie, II	28%	17%	55%	72%	$1,724,832
Mark S. Cross	32%	21%	47%	68%	$1,622,250

The Committee uses the key compensation elements as a means to differentiate between executives based on individual job responsibility and competitive position and to reflect the individual executive’s ability to influence the company’s financial performance.

The Committee also reviews other elements of executive compensation, including qualified retirement plans, perquisites and change of control arrangements, on a regular basis. While the Committee considers these programs in the context of its assessment of overall benefits and post-termination compensation design, it does not consider these elements as a factor in its annual compensation. Each of these is discussed below.

The use of market comparison data

The “Comparison Group” or “Peer Group”

The Committee compares the company’s executive compensation program to that of a select group of peer companies. This review is done with respect to the structure of the company’s executive compensation program, target incentive compensation and actual compensation.

The peer group used by the Committee in 2008 consisted of 15 companies, some of whom (along with other companies) MeadWestvaco may compete with for executive talent. This group is referred to as the “Comparison Group” or the “Peer Group.” The companies included in the Comparison Group were selected by the Committee based on the recommendation of Mercer. The composition of the group changed over the last fiscal year to reflect changes in the packaging industry. Adjustments to the Comparison group resulted in three additions and one deletion, all of which were due to size, business mix and/or change in ownership. Criteria utilized by Mercer in determining the designated peer group it recommended to the Committee were:

•	Public companies within the packaging industry;

•	Companies that compete for talent with MeadWestvaco; and

•	Companies which have a similar size in terms of revenue and market cap

The following companies comprised the Comparison Group:

AptarGroup, Inc.	Rock-Tenn Company

Avery Dennison Corporation	Rohm and Haas Company

Ball Corporation	Sealed Air Corporation

Bemis Company, Incorporated	Silgan Holdings, Inc.

Crown Holdings, Incorporated	Smurfit-Stone Container Corporation

International Paper Company	Sonoco Products Company

Owens-Illinois, Incorporated	Weyerhaeuser Company

Pactiv Corporation

Compensation Structure and Targets

In 2008, Mercer conducted a comparison of the company’s executive compensation structure and practices, as they relate to the named executive officers, to those of the Comparison Group. This review covered several aspects of the company’s program, including compensation elements, target and actual pay levels and performance measures. Based on its review, Mercer concluded that the structure of the company’s compensation program (e.g., the mix of salary and incentives, performance focus and long-term incentive vehicles) was consistent with market practice and appropriately supported the company’s strategies and objectives. Mercer also concluded that the overall total target compensation for the named executive officers was positioned competitively approximately 10% above the median as compared to the Comparison Group reflecting the company’s relatively larger size in terms of revenue as compared to many companies in the Peer Group. In contrast, the company’s 2008 performance resulted in actual 2008 pay levels for the named executive officers at or below the twenty-fifth percentile when compared to actual 2007 pay levels relative to the Comparison Group and general industry (which is the most recent publicly available information), thus supporting the company’s pay-for-performance philosophy.

Other market comparison data from established executive compensation surveys was also used in reviewing compensation target levels for each of the key elements of the company’s compensation program (base salary, annual incentive and long-term compensation) and for the combined total of these elements. For each of the key elements the Committee reviewed the competitive median relative to the Comparison Group and general survey data as a guide to establish compensation and target levels. The Committee did not target a specific percentile ranking for individual elements of compensation or total direct compensation targets. Instead, the Committee reviewed each element of compensation within the competitive range (at or around the median), assuming payout of performance-based awards at target. In addition, an executive’s actual compensation may be more or less than the target amount set by the Committee based on the company’s performance, individual performance, changes in stock price and other factors.

Reviewing compensation targets based on market comparison data (of the Comparison Group and general survey data) is intended to ensure that the company’s overall compensation practices are competitive in terms of attracting and retaining superior executive talent. Because each compensation element is targeted to be within a competitive range based on available data, compensation decisions made with respect to one element of compensation do not necessarily affect decisions made with respect to other compensation elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity-based compensation. In addition, because a named executive officer’s compensation target is established and/or confirmed by reference to persons with similar duties at the Comparison Group companies, the Committee does not establish any fixed relationship between the compensation of the Chairman and Chief Executive Officer and that of any other named executive officer.

The role of individual performance goals

Individual goals are set each year for the named executive officers. These include financial, organizational and operational objectives that are tied to the company’s business plan and overall strategy as they relate to such officer’s responsibilities and job function. In addition to the achievement of corporate goals, the Committee considers an executive’s performance (as evaluated and communicated by management to the Committee) against his or her individual goals for the year when making compensation decisions. This enables the Committee to differentiate among executives, as necessary, and emphasizes the link between personal performance and compensation. Adjustments based on individual performance, if any, are made after consideration of the company’s progress against established performance goals.

The key elements of the company’s executive compensation program

As stated earlier, the key elements of the company’s compensation program are base salary, an annual incentive award opportunity and a long-term equity-based compensation.

2008 Base Salary

Salaries are based on the executive’s performance, scope of responsibilities and experience, competitive pay practices and tenure. Base salary is intended to provide a fixed baseline level of compensation that is not contingent upon the company’s performance, although performance may influence salary adjustments. As such, base salaries represent only 15% to 32% of total direct compensation opportunity for the named executive officers. As the executive’s job responsibility increases, the percentage of fixed compensation is reduced and the proportion of compensation that is at risk rises.

In January 2008, the Committee approved salary increases of 5% for Mr. Luke, 3% for Messrs. Buzzard and Rajkowski, 6% for Mr. Willkie and 3% for Mr. Cross. These increases were made to maintain market competitiveness based on market comparison data.

For the 2009 year upon recommendation of management, the Committee authorized no increases in base salary for the named executive officers consistent with the company’s decision to freeze salary levels for all domestic salaried employees. In addition, all of the named executive officers chose to reduce their 2009 base salaries by 5% in support of the company’s cost savings initiatives, which action the Committee approved.

2008 Performance-Based Annual Incentive Awards (Cash)

The annual incentive award program provides the named executive officers an opportunity to receive an annual cash payment in addition to base salary. Annual incentive awards are intended to reward the named executive officer primarily for performance of the company and are influenced by business unit performance.

Target Awards: The annual incentive award targets for the named executive officers are reviewed annually by the Committee to confirm that they are reasonable and appropriate when viewed against external competitive data. If necessary, the targets are adjusted based on job responsibilities and a review of competitive data within the Comparison Group and based on general surveys. These targets are expressed as a percentage of base salary and were not changed in 2008. The table below illustrates the 2008 annual incentive award target for each named executive officer.

2008 Annual Incentive Award Targets

NAME	BASE SALARY	TARGET AS % OF BASE SALARY
John A. Luke, Jr.	$1,060,110	110%
E. Mark Rajkowski	$577,840	65%
James A. Buzzard	$690,510	80%
Wendell L. Willkie, II	$479,120	60%
Mark S. Cross	$515,000	65%

2008 annual incentive award payments may range from 50% to 200% of the named executive officer’s target based on the company’s performance except that no awards are payable for company performance below the threshold level (50% of targets).

Performance goals for 2008 Annual Incentive Awards

The 2008 goal setting process was a collaborative one pursuant to which management initially made recommendations to the Committee and the Board of Directors in the fall of 2007. The proposed 2008 annual incentive goals were then reviewed with the Committee and the Board in January of 2008, with input from Mercer, and were subsequently approved in February of 2008. Payout of an award is based on the extent to which the company meets or exceeds its 2008 performance goals, which were: Earnings Before Interest and Taxes (EBIT), weighted at 40%, Free Cash Flow (FCF), weighted at 30% and Productivity, weighted at 30%.

The Committee believes these metrics to be crucial indicators of the company’s success. It is the Committee’s view that improved pre-tax earnings accompanied by greater cash flow are controllable metrics that each named executive officer has the ability to influence. With respect to Productivity savings, the Committee endorsed management’s view that there was opportunity to improve bottom-line results and supported the company’s focus on achieving greater savings in targeted areas. The Committee believes these metrics prompt company growth without compromising the quality of earnings or providing inappropriate incentives for executives to engage in activities that involve undue risk.

EBIT is defined as full year net sales less the cost of goods sold and selling, general and administrative expenses (SG&A), excluding interest income and expense, corporate income taxes, extraordinary items, discontinued operations, restructuring charges and certain one-time costs and the cumulative effect of accounting changes. FCF is defined as full year discretionary cash flow less capital expenditures and dividends paid. FCF, a non-GAAP measure, includes GAAP cash from operations less capital and dividends, but excludes the cash impact of restructuring charges and one-time costs. Productivity is defined as a roll up from business units representing year-over-year cost improvements arising from project driven productivity, enhancements in sourcing, manufacturing, supply chain and selling, general and administrative expenses (SG&A), also including corporate savings initiatives, and in all cases excluding cost avoidance savings or inflation.

The Committee reviewed the company’s 2008 performance as compared to the annual incentive goals described above. The Committee noted that the 2008 financial performance had been directly impacted by the severe global recession resulting in weaker demand in many of the company’s markets. Consistent with the company’s pay-for-performance philosophy, based upon performance relative to pre-established goals and the recommendation of management, the Committee determined that there would be no payment of annual incentive awards for the named executive officers for 2008 given the company’s below threshold performance. The table below illustrates how the actual payment, if any, is calculated.

2008 PERFORMANCE GOALS	PERFORMANCE	2008 GOALS	WEIGHTING	ACTUAL PERFORMANCE	WEIGHTED PAYOUT
EBIT	Threshold	356 mm	40%	309	0
	Target	445 mm
	Stretch	534 mm
FREE CASH FLOW	Threshold	90 mm	30%	(8)	0
	Target	118 mm
	Stretch	174 mm
PRODUCTIVITY	Threshold	124 mm 159 mm 221 mm	30%	53	0
	Target
	Stretch

2008-2010 Long-Term Incentive Compensation Awards (Equity)

The long-term incentive compensation program provides the named executive officers with an opportunity to earn significant additional performance-based compensation representing between 47% and 68% of total direct compensation opportunity on an annual basis. See chart on page 22 above. The Committee believes the at-risk nature of such a significant portion of overall compensation ensures that executives remain focused on critical business objectives established by the company and links their reward with returns to shareholders.

Long-term objectives for the performance-based restricted stock units are measured over a three-year performance period. The performance basis of the stock options is inherent in their design. No compensation is provided from them unless the company’s stock price rises above the exercise price, which is the market price on the grant date. Designed assuming achievement at target and valued as of the grant date, 2008 long-term incentive awards are delivered 60% in the form of performance-based restricted stock units and 40% in the form of non-qualified stock options.

Target Awards: The long-term incentive compensation award targets for the named executive officers are reviewed annually to confirm that they are reasonable when viewed against external competitive market data, peer group and general industry trends.

The table below illustrates the long-term incentive award target with respect to each named executive officer. If company performance exceeds target levels, then performance-based restricted stock unit awards shall be adjusted proportionately, but not in excess of 200% of target. Similarly, if company performance does not meet the threshold level, no awards will be earned or paid.

2008 Long-Term Incentive Award Targets

NAME	BASE SALARY	TARGET AS % OF BASE SALARY
John A. Luke, Jr.	$1,060,110	450%
E. Mark Rajkowski	$577,840	225%
James A. Buzzard	$690,510	300%
Wendell L. Willkie, II	$479,120	200%
Mark S. Cross	$515,000	150%

Performance Goals for 2008-2010 Long-Term Incentive Compensation Awards. Long-term objectives for performance-based restricted stock unit awards were also established at the Committee’s February 2008 meeting and reviewed with the Board of Directors through the same process outlined above. They are: Return on Invested Capital (ROIC), weighted at 50%, Profitable Revenue Growth, weighted at 30% and Relative Earnings Per Share (EPS) Growth, weighted at 20%.

ROIC is defined as the annual after-tax EBIT, using the actual year-end effective tax rate, divided by year-end invested capital, total debt less cash, plus equity, for the final year of the performance period. Profitable Revenue Growth is defined as compounded average annual revenue growth rate over the three-year measurement period and EBIT margin percentage in the third year of the measurement period, using the company’s EBIT definition described above. Revenue is defined as net sales excluding all major portfolio activities (acquisitions/divestitures). EBIT Margin percentage is EBIT divided by revenue reported, including acquisitions and divestitures. Relative EPS Growth is defined as compounded average annual growth rate of diluted net income per share compared to the “Comparison Group” (excluding extraordinary items, restructuring and other one-time items, discontinued operations and the effect of accounting changes).

The addition of EPS Growth in 2008 as a relative measure introduced a criterion that evaluates MeadWestvaco’s performance against external performance of its Comparison Group. These changes in metrics are intended to place an even greater emphasis on sustained earnings growth.

The maximum number of shares potentially deliverable from a 2008-2010 long-term performance-based restricted stock unit award is 200% of the original award, including additional units credited from dividend equivalents during the vesting period on vested amounts. Awards for performance below the target level would be awarded based on proportional progress made toward the target, provided that no award, including dividend equivalents, will vest if threshold company performance is not achieved. As is the case with the annual incentive program, the portion of an award attributable to performance-based restricted stock units is based solely on attainment of designated pre-approved financial metrics and may be reduced at the discretion of the Committee.

While long-term compensation in 2009 for the named executives will continue to be delivered solely in equity form with no cash component, 75% of each executive’s award will be delivered in the form of non-qualified stock options (compared with 40% in 2008) and 25% will be delivered in the form of service-based restricted stock units (compared to 60% performance-based restricted stock units in 2008). The Committee believes that by allocating a greater percentage to stock options, this will increase the named executives’ financial motivation since options only have value if the company’s stock price increases from the closing price on the date of grant to the date of exercise. The Committee also believes that allocating a limited percentage of the 2009 award to service-based restricted stock unit awards will support retention. Given the uncertain economic climate, the Committee chose not to award performance-based restricted stock units as part of the 2009 long-term grant. 2009 stock option awards vest ratably over a three year period and service-based restricted stock unit awards vest in full on the third anniversary date of the award date. The value of each named executive’s long-term equity 2009 award was substantially reduced from estimated award values in 2008 due in large part to the decline in the company’s stock price.

Payout or Vesting of Prior Year Awards

Long-term incentive compensation awards in 2006 consisted of 60% performance-based restricted stock units and 40% non-qualified stock options. A (2006-2008) three-year performance period applied to these restricted stock units subject to the achievement of the following metrics: ROIC weighted at 70% and Innovation, Revenue from New Products weighted at 30%. Based on company performance measured against these goals for this period, the Committee authorized no payment/vesting with respect to the ROIC metric due to below target performance and 50% of target performance for meeting and exceeding the Innovation, Revenue from New Products as a percentage of sales metric. The vesting/payment is reflected in the table below and became effective February 27, 2009.

2006 – 2008 Long-Term Incentive Awards

2006 – 2008 Long-Term Performance Period	Performance	Goals	Recommended Payout	Weighting	Actual Performance	Weighted Payout	Approved Payout
ROIC	Target	8.5%	100%	70%	4.7%	39%	0%
	Stretch	11.0%	200%
Innovation – Revenue from New Products	Target	10.0%	100%	30%	13%	48%	50%
	Stretch	15.0%	200%

							50%

The vesting and payment of these awards is reflected as follows: 100% of the award is settled in stock (RSUs) and will be reported in the company’s 2010 proxy statement in the Option Exercises and Stock Vested during Fiscal 2009 table.

Other Long-Term Incentive Compensation Awards

Long-term incentive awards in 2007 consisted of 60% performance-based restricted stock units and 40% non-qualified stock options. A three year performance period applies for the restricted stock units (2007-2009) with metrics of 70% ROIC and 30% Innovation, Revenue from New Products. The maximum number of shares potentially deliverable from a 2007 performance-based restricted stock unit award is 200% of the original award including additional units credited from dividend equivalents during the vesting period. Awards for below target level will vest only if threshold company performance is achieved. The performance-based restricted stock units are based solely on attainment of designated pre-approved financial metrics, and may be reduced at the discretion of the Committee. The portion of the award delivered in non-qualified stock option form vests ratably over three-years.

Post-Employment Arrangements

While the company does not maintain employment contracts for any of its named executive offices, each such officer is covered by the company’s broad-based severance program and by a change of control agreement. The primary purpose of these agreements is to help ensure that the company can retain and rely upon the undivided focus of its senior executives, before, during and after the negotiation of a change of control. The company’s agreements contain what is known as “double trigger” provisions which require both a change of control and a termination in order for severance to be payable. The agreements also include a severance calculation based on actual base salary and cash incentive paid, rather than target compensation, and include a modified gross-up feature for excise taxes. A modified gross up permits the company to reduce its cost resulting from any parachute excise tax. While the company agreed to keep whole each of the named executive officers covered by a change of control agreement for any excise tax imposed by the Internal Revenue Code on a change of control, it will do so only if the payment exceeds a designated percentage; otherwise, the executive’s severance payment is reduced by the amount necessary to avoid payment of the excise tax. This is illustrated by Mr. Rajkowski’s severance calculation in the change in control severance payment table on page 43, below. See page 41 for detailed discussion of change of control arrangements.

Other benefits

Perquisites

Consistent with its pay-for-performance philosophy, the company provides limited perquisites to executives. The company provided additional compensation to the Chief Financial Officer to cover commuting expenses in the form of a tax gross up. The purpose of the gross up was to enable him to pay applicable taxes associated with lodging expenses at his Richmond office and to eliminate any economic disadvantage resulting from long distance commuting to the Richmond corporate headquarters. The company also covered residential security guard services for the Chairman and Chief Executive Officer during 2008. All of these expenses are disclosed in the Summary Compensation Table on page 32.

Qualified Plans

The company maintains a qualified defined benefit pension plan and a qualified defined contribution 401(k) savings plan in the form of an employee stock ownership plan. The defined benefit pension plan formula is described under the Pension Benefits Table narrative on page 36. The savings plan formula permits an employee who contributes 3% of pay to receive a 100% matching contribution on such amount and an additional 50% matching contribution on the next 2% of pay contributed. Matching contributions under the savings plan are 100% vested immediately. Both the defined benefit and the savings plans provide for broad-based participation by company employees and cover each of the named executive officers.

Restoration Plans

The company also maintains two non-qualified, excess benefit plans that, with respect to earnings and benefits that exceed Internal Revenue Code limits on qualified plan benefits, mirror the benefit formulas under the defined benefit and savings plans. The non-qualified savings plan provides for the same matching contribution formula as the qualified plan described above and also permits executives to defer base salary and annual incentive cash compensation. The plan offers executives a choice of conventional investment vehicles with no assurance of any particular rate of return and does not guarantee an above market rate of return. The plan offers the same investment vehicles available under the company’s qualified 401(k) savings plan, with the addition of three other funds.

The company maintains these qualified and non-qualified plans to ensure an overall competitive compensation and benefits offering and to attract and retain superior talent. The Committee believes it is essential that overall compensation and benefits, including retirement benefits, be competitive in the market place. All of the named executive officers participate in these plans. Further description of these plans accompanies the Pension Benefits and Non-qualified Deferred Compensation Tables on pages 38 and 39.

SERP

The company also maintains a non-qualified supplemental executive retirement plan, which was designed to attract and retain executives who join the company in mid-career. Due to emerging trends and best practices in executive compensation, the plan was amended to close participation to new hires during 2007 and was amended more recently in 2008 to comply with Section 409A of the Internal Revenue Code. See the Pension Benefits Table and narrative on page 38.

Clawback/Recoupment Policy

On February 23, 2009, on the recommendation of the Committee, the Board adopted a recoupment policy which supplements the provisions on suspension or termination of incentive compensation awards based on misconduct in the company’s existing incentive arrangements. This policy permits the company to recoup annual and long-term cash or equity incentive awards paid to certain executive officers and members of senior management (including all of the named executive officers). The policy provides that in the event a covered executive receives an award based on materially inaccurate financial information or other materially inaccurate performance metric criteria, the Committee may require the executive repay all or a portion of the award attributable to such inaccurate information. The policy is effective with respect to annual and long-term cash or equity awards (whether or not vested) for fiscal years beginning on or after January 1, 2009. The Committee’s ability to recoup an award shall be limited to awards made in the current and immediately preceding year except in the event of fraud.

Stock Ownership Guidelines

The company maintains stock ownership guidelines designed to align the interests of its executives with the interests of its shareholders. The guidelines require that each named executive officer hold company stock valued at a multiple of base salary as set forth in the following table. Ownership guidelines must be met by January 10, 2010, five years after the guidelines were implemented, or, in the case of new hires or promotions, within five years after the relevant event. Company stock considered towards this guideline include shares credited to an account in the company’s 401(k) plan, stock units payable under the company’s non-qualified restoration plan, service-based restricted stock awards and shares directly or indirectly owned.

Stock ownership as of December 31, 2007 and 2008, reflects the following progress towards these guidelines based on the closing price of stock on such dates and also using the average 2008 share price as reported by the New York Stock Exchange:

NAME	GUIDELINE MULTIPLE OF SALARY	MULTIPLE OF SALARY ACHIEVED AS OF 12-31-07	MULTIPLE OF SALARY ACHIEVED AS OF 12-31-08	MULTIPLE OF SALARY ACHIEVED USING AVERAGE DAILY 2008 SHARE PRICE
John A. Luke, Jr.	5X	8.4	3.6	7.4
E. Mark Rajkowski	3X	2.4	1.2	2.5
James A. Buzzard	3X	3.2	1.7	3.5
Wendell L. Willkie, II	3X	2.7	1.3	2.7
Mark S. Cross	3X	0.3	0.3	0.5

While significant progress was made towards achievement of these guidelines during 2007 (including attainment of such guidelines by Mr. Luke in 2006 and Mr. Buzzard in 2007), 2008 market conditions affected the multiples shown above. During 2008 Messrs. Luke, Rajkowski, Buzzard, Willkie and Cross purchased additional shares of MeadWestvaco stock on the open market or through employee directed purchases in the MeadWestvaco Stock Fund, an investment option under the company’s qualified and non-qualified Savings Plans.

Equity Grant Practices

The company maintains a written policy on practices for granting equity awards, which describes the Committee’s practices relating to equity grants to executives and the timing of such grants in relation to material non-public information and which specifically prohibits the backdating of stock options. The policy also describes the Committee’s delegation of authority to the Chairman and Chief Executive Officer to award equity to non-executive officers. The company does not have a practice or policy of timing its grants in relation to the announcement of material non-public information. In accordance with the policy, all stock option grants have an exercise price equal to the closing price of the company’s common stock on the date of grant.

Tax and accounting considerations

Tax and accounting considerations are one of many factors considered by the Committee in determining compensation mix and amount. Section 162(m) of the Internal Revenue Code does not permit a tax deduction to public companies for individual compensation over one million dollars per year to the Chief Executive Officer and the next three most highly compensated individuals other than the Chief Financial Officer. This limitation does not apply to performance-based compensation as defined under federal tax laws. The Committee designed the annual and long-term incentive programs discussed above to meet the requirements of Section 162(m) and to ensure the deductibility of compensation payable under such programs. However, while the Committee considers the 162(m) impact on each component of compensation, it may in some instances determine to pay compensation even though it is not deductible where it believes such compensation furthers the company’s objectives and is otherwise appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Susan J. Kropf, Chairman
Dr. Thomas W. Cole, Jr.
Richard B. Kelson
James M. Kilts

Compensation Committee Interlocks and Insider Participation

The Compensation and Organization Development Committee currently consists of Ms. Kropf as Chairman, Dr. Cole, Mr. Kelson and Mr. Kilts. None of our executive officers served as:

(i)	a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation and Organization Development Committee;

(ii)	a director of another entity, one of whose executive officers served on our Compensation and Organization Development Committee; or

(iii)	a member of the compensation committee (or other board committee performing equivalent functions, or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

Summary Compensation Table

The following table presents information concerning total compensation paid to the Chairman and Chief Executive Officer and certain other executive officers of the company (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Options Awards(3)	Non-Equity Incentive Plan Compen- sation(4)	Change in Pension Value & Non- qualified Deferred Comp Earnings(5)	All Other Compen- sation(6)	Total
John A. Luke, Jr. Chairman & CEO	2008	$1,055,903	$0	$2,399,360	$1,497,464	$0	$1,595,344	$172,016	$6,720,087
	2007	$1,007,573	$0	$2,412,379	$1,000,762	$2,274,455	$1,281,652	$901,735	$8,878,556
	2006	$985,000	$0	$2,124,343	$670,294	$1,897,190	$364,180	$117,076	$6,158,083

E. Mark Rajkowski SVP, Chief Financial Officer	2008	$576,437	$0	$642,242	$399,092	$0	$135,081	$118,373	$1,871,225
	2007	$560,091	$0	$957,021	$312,930	$697,442	$112,109	$130,224	$2,769,817
	2006	$550,008	$0	$965,706	$198,325	$597,263	$68,755	$94,270	$2,474,327

James A. Buzzard President	2008	$688,834	$0	$1,055,264	$659,097	$0	$713,857	$62,185	$3,179,237
	2007	$669,033	$0	$1,071,004	$443,286	$1,082,519	$430,911	$197,328	$3,894,081
	2006	$654,000	$0	$962,154	$298,581	$853,287	$127,226	$60,009	$2,955,257

Wendell L. Willkie, II SVP, Gen’l Counsel & Sec’y	2008	$476,860	$0	$445,249	$274,399	$0	$336,842	$41,270	$1,574,620
	2007	$451,083	$0	$406,865	$174,761	$462,567	$221,891	$37,205	$1,754,372
	2006	$441,000	$0	$374,545	$113,015	$381,060	$138,769	$22,850	$1,471,239

Mark S. Cross SVP	2008	$513,750	$0	$327,770	$207,312	$0	$117,241	$54,193	$1,220,266
	2007	$485,583	$0	$206,830	$121,413	$344,500	$104,996	$92,957	$1,356,279
	2006	$242,045	$50,000	$44,953	$24,927	$351,000	$34,061	$156,043	$903,029
(1)	This represents a new hire bonus for Mr. Cross in the year he was hired.

(2)	The amounts shown in this column represent the SFAS No. 123(R) compensation expense recognized in 2008 in connection with grants of performance-based restricted stock units to named executive officers, excluding the effect of forfeitures, relating to awards made in 2005 through 2008. Assumptions used in the calculation of these amounts are included in footnote J to the company’s audited financial statements for the year ended December 31, 2008 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

(3)	The amounts shown in this column represent the SFAS No. 123(R) compensation expense recognized in 2008 in connection with non-qualified stock options granted in 2008 and prior years. Assumptions used in the calculation of these amounts are included in footnote J to the company’s audited financial statements for the year ended December 31, 2008 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

(4)	Based on performance relative to pre-established goals for 2008, the Committee authorized no payment of annual incentive awards to the named executive officers.

(5)	The amounts in this column represent the actuarial increase in the present value of the named executive officers’ benefits under all pension plans maintained by the company between December 31, 2007 and December 31, 2008. The amounts calculated were determined with the following assumptions: SFAS No. 87 discount rate of 6.25% for 2008 and 2007; a lump sum rate of 4.0% and 4.75% for 2008 and 2007, respectively, and an assumed unreduced retirement age (age 65 or 62 with 20 years of service). While amounts appear as a lump sum, the normal form of payment is an annuity payment and a lump sum is not available for these executives. None of the named executive officers are guaranteed a specified rate of return on any investment or receive above market earnings in the MeadWestvaco Deferred Income Plan, and thus no amount in this column is attributable to non-qualified deferred compensation earnings.

(6)	The amounts shown in this column are derived as follows:

Mr. Luke:

$5,000 reimbursement by the company for financial planning
$9,200 annual contribution by the company to qualified 401(k) savings plan
$80,125 annual contribution by the company to non-qualified savings plan
$5,769 annual life insurance premium paid by the company
$67,922 charges for home security services
$1,000 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive
$3,000 executive health screening paid by company

Mr. Rajkowski:

$6,325 reimbursement by the company for financial planning
$9,200 annual contribution by the company to qualified 401(k) savings plan
$30,865 annual contribution by the company to non-qualified savings plan
$3,207 annual life insurance premium paid by the company
$26,238 relocation benefits paid by company
$3,000 executive health screening paid by company
$22,853 related to commuting expenses including lodging
$16,685 tax gross-up related to the commuting expenses of $22,853 identified above

Mr. Buzzard:

$1,425 reimbursement by the company for financial planning
$9,200 annual contribution by the company to qualified 401(k) savings plan
$42,230 annual contribution by the company to non-qualified savings plan
$3,830 annual life insurance premium paid by the company
$2,500 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive
$3,000 executive health screening paid by company

Mr. Willkie:

$2,540 reimbursement by the company for financial planning
$9,200 annual contribution by the company to qualified 401(k) savings plan
$21,948 annual contribution by the company to non-qualified savings plan
$2,582 annual life insurance premium paid by the company
$5,000 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive

Mr. Cross:

$11,678 reimbursement by the company for financial planning
$9,200 annual contribution by the company to qualified 401(k) savings plan
$25,130 annual contribution by the company to non-qualified savings plan
$2,685 annual life insurance premium paid by the company
$2,500 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive
$3,000 executive health screening paid by company

Grants of Plan Based Awards in 2008

On February 25, 2008, the Compensation and Organization Development Committee (the “Committee”) established the 2008 annual incentive awards and made grants under the Company’s 2005 Performance Incentive Plan partially in the form of performance-based restricted stock units and partially in the form of non-qualified stock options. The Committee established individual award targets for each executive. Approximately 60% of the grant date fair value of such awards to each executive under the 2005 Performance Incentive Plan was made/delivered in the form of performance-based restricted stock units and approximately 40% of the grant date fair value award was made/delivered in the form of non-qualified stock options. The Committee established a three-year performance period for performance-based restricted stock units beginning January 1, 2008 and ending December 31, 2010, using the following performance goals and weightings: Return on Invested Capital (ROIC) (50%), Profitable Revenue Growth (30%) and Relative Earnings Per Share (EPS) (20%). The portion of the award delivered as a non-qualified stock option vests in one-third increments on each anniversary of the grant date; the award vests in full on February 25, 2011. Performance-based restricted stock units awards (assuming performance criteria are met) are payable in 2011 and are subject to a maximum payout of 200% and a minimum payout equal to 50% of the target performance as threshold. In the event of below threshold performance, no award shall be paid.

During the vesting period, dividends on unvested restricted stock unit awards are credited in the form of additional units subject to the same vesting criteria as the underlying award. No dividend rights attach to non-qualified stock options.

It has been the Company’s practice to award stock options with an exercise price equal to the “fair market value” of the common stock underlying the awards on the grant date. “Fair market value” is defined as the closing price of such stock as reflected on the New York Stock Exchange on the grant date.

The table below shows the cash and equity awards that were granted to each of the named executive officers during 2008 under various plans.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards (# of awards)(3)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock & Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# of awards)	Target (# of awards)	Maximum (# of awards)
John A. Luke, Jr.		$583,061	$1,166,121	$2,332,242						N/A
	2/25/2008				52,615	105,230	210,460			$2,862,256
	2/25/2008							237,340	$27.200	$1,585,431

E. Mark Rajkowski		$187,798	$375,596	$751,192						N/A
	2/25/2008				14,340	28,680	57,360			$780,096
	2/25/2008							64,680	$27.200	$432,062

James A. Buzzard		$276,204	$552,408	$1,104,816						N/A
	2/25/2008				22,850	45,700	91,400			$1,243,040
	2/25/2008							103,060	$27.200	$688,441

Wendell L. Willkie, II		$143,736	$287,472	$574,944						N/A
	2/25/2008				10,570	21,140	42,280			$575,008
	2/25/2008							47,670	$27.200	$318,436

Mark S. Cross		$167,375	$334,750	$669,500						N/A
	2/25/2008				8,520	17,040	34,080			$463,488
	2/25/2008							38,430	$27.200	$256,712
(1)

These columns reflect threshold, target and maximum amounts potentially payable under the 2008 Annual Incentive Award. See Compensation Discussion and Analysis for discussion of 2008 Annual Incentive Award targets and amounts actually earned in 2008. No payment is reflected in the

“Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table and the accompanying footnote since performance was below threshold and no amounts were earned.

(2)	These columns reflect threshold, target and maximum number of shares that may be earned pursuant to performance-based restricted stock units awarded under the Company’s 2005 Performance Incentive Plan. The Committee established individual award targets for each executive. The material terms of these awards are discussed in the narrative above; see Compensation Discussion and Analysis for discussion of Long-Term Incentive Award targets.

(3)	These columns reflect the number of shares and the exercise price of non-qualified stock options granted under the Company’s 2005 Performance Incentive Plan.

(4)	This amount represents the full grant value of equity awards (options and performance-based restricted stock awards) in 2008.

Outstanding Equity Awards At 2008 Fiscal Year End

The table below shows the equity awards that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2008.

Name(a)	Option Awards(1)						Stock Awards(2)
	Number of Securities Underlying Unexercised Options			Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Yet Vested (g)		Market Value of Unvested Shares of Stock ($)(7) (h)	Equity Incentive Plan Awards: Number of Unvested Units or Shares (i)	Plan Awards: Payout Value of Unearned Shares ($)(7) (j)
	Exercisable (b)	Unexercisable (c)
John A. Luke, Jr.	116,399	0		0	$31.5722	11/23/2009
	150,349	0		0	$28.7694	11/28/2010
	155,199	0		0	$29.5567	11/27/2011
	50,000	0		0	$31.3750	5/24/2012
	175,000	0		0	$24.0000	1/28/2013
	100,000	0		0	$28.5900	2/23/2014
	128,200	64,100	(3)	0	$28.1750	2/27/2016
	62,194	124,386	(4)	0	$32.1100	2/26/2017
	0	237,340	(5)	0	$27.2000	2/25/2018
							0		$0	268,400	$3,003,396
E. Mark Rajkowski	35,000	0		0	$29.6150	8/16/2014
	31,814	15,906	(3)	0	$28.1750	2/27/2016
	17,280	34,560	(4)	0	$32.1100	2/26/2017
	0	64,680	(5)	0	$27.2000	2/25/2018
							4,000	(6)	$44,760	71,970	$805,344
James A. Buzzard	29,099	0		0	$31.5722	11/23/2009
	48,499	0		0	$28.7694	11/28/2010
	58,199	0		0	$29.5567	11/27/2011
	20,000	0		0	$31.3750	5/24/2012
	55,000	0		0	$24.0000	1/28/2013
	45,000	0		0	$28.5900	2/23/2014
	56,747	28,373	(3)	0	$28.1750	2/27/2016
	27,534	55,066	(4)	0	$32.1100	2/26/2017
	0	103,060	(5)	0	$27.2000	2/25/2018
							0		$0	117,890	$1,319,189
Wendell L. Willkie, II	33,949	0		0	$31.5722	11/23/2009
	38,799	0		0	$28.7694	11/28/2010
	38,799	0		0	$29.5567	11/27/2011
	20,000	0		0	$31.3750	5/24/2012
	35,000	0		0	$24.0000	1/28/2013
	20,000	0		0	$28.5900	2/23/2014
	19,134	9,566	(3)	0	$28.1750	2/27/2016
	12,377	24,753	(4)	0	$32.1100	2/26/2017
	0	47,670	(5)	0	$27.2000	2/25/2018
							0		$0	50,221	$561,973
Mark S. Cross	13,017	6,508	(3)	0	$27.9500	6/30/2016
	9,427	18,853	(4)	0	$32.1100	2/26/2017
	0	38,430	(5)	0	$27.2000	2/25/2018
							0		$0	38,348	$429,114

(1)	This table includes only those grants outstanding as of December 31, 2008; any stock options that expire prior to the end of fiscal 2008 are excluded from this table. Stock options vest with respect to one-third of the shares subject to grant on each of the first three anniversaries of the option’s grant date.

(2)	Performance-based restricted stock units (columns i and j) granted on February 26, 2007 and on February 25, 2008, each will vest in full on the third anniversary of the grant date, subject to the satisfactory attainment of performance goals attached to such awards as determined by the Committee; values for performance-based grants in 2006 are calculated on 65% of target performance, and 2007 and 2008 awards are based on target performance.

(3)	Remaining unexercisable options become exercisable on February 27, 2009.

(4)	One-half of the unexercisable options (representing two-thirds of the original grant) become exercisable on February 26, 2009 and one-half become exercisable on February 26, 2010.

(5)	One-third of the unexercisable options become exercisable on February 25, 2009, one-third become exercisable on February 25, 2010 and one-third become exercisable on February 25, 2011.

(6)	This represents new hire grant of service-based restricted stock that will vest on August 16, 2009.

(7)	Market values based on stock price of $11.19, which was the closing price on December 31, 2008.

Option Exercises and Stock Vested during Fiscal 2008

This table shows the stock options that were exercised by, and the restricted stock that vested for, each named executive officer during 2008.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
John A. Luke, Jr.	0	$0	73,725	$1,933,438
E. Mark Rajkowski	0	$0	18,300	$479,918
James A. Buzzard	0	$0	32,633	$855,800
Wendell L. Willkie, II	0	$0	11,003	$288,554
Mark S. Cross	0	$0	0	$0

Pension Benefits

Qualified Retirement Plan: The company’s qualified retirement plan covers all salaried employees, except for those covered under a cash balance formula, and provides an unreduced benefit payable at age 65 (or 62 if the employee has 20 years of service). None of the named executive officers participate in the cash balance formula. The retirement benefit payable is equal to 1.6% of final average earnings (or pay) times years of benefit service (up to a maximum of 40 years), minus an employee’s primary social security benefit multiplied by 1.25% times years of benefit service (up to a maximum of 40 years of service). The formula is illustrated below:

[	1.6% x	Years of Benefit Service (up to 40)	x Final Average Pay	]	—	[	Primary Social Security Benefit	x 1.25% x	Years of Benefit Service (up to 40)	]

The normal form of payment is a 50% joint and survivor annuity for married participants and a single life annuity for unmarried participants. Participants may choose optional annuity and installment forms (spousal consent required of married participants) which are actuarily equivalent in amount. A cash lump sum is not available to any executive listed in the table. Final average pay generally includes all income reported on Form W-2, but excludes long-term incentive compensation, severance pay, retention and hiring bonuses. Final average pay includes the participant’s highest 5 years of pay within the last 10 year period. Employees become 100% vested in their retirement benefit after completing 5 years of service. An employee may retire early and receive a benefit at age 55 (with 5 years of service) subject to reduction for early payment. The reduction, generally, is 3% per year for each year by which the actual retirement date precedes the participant’s 65th birthday and 6% per year for each year by which the actual retirement date precedes the participant’s 62nd birthday. As both Messrs. Luke and Willkie are over age 55, they are eligible to retire early based on their service with the company.

Retirement Restoration Plan: The company maintains a non-qualified retirement restoration plan that mirrors benefits provided under the qualified retirement plan following the same formula but recognizing compensation in excess of the Internal Revenue Code limit, which was $230,000 for 2008. All of the named executive officers are participants in this plan. Benefits are payable in annuity form only and a lump sum is not available.

MeadWestvaco Executive Retirement Plan (“MERP”): The company also maintains a non-qualified supplemental executive retirement plan, whose purpose is to assist in recruiting mid-career executive hires that may forfeit retirement benefits due to early termination from another employer. The plan follows the benefit formula and vesting schedule under the company’s qualified retirement plan described above, but recognizes additional service equal to .75 for each year of actual service completed by an executive up to a maximum number of years equal to the executive’s age at hire minus 30. Generally, plan benefits are payable in annuity form and are subject to reduction for early retirement. In the case of an executive whose service and age equal 80 the reduction for early payment is reduced. Mr. Buzzard is not entitled to additional service under this plan as his age at date of hire minus 30 equals 0. Given Mr. Luke’s long service with the company he accrues limited service under the plan. During 2007 the MERP was amended to close participation to any new executive hired on or after January 1, 2007. During 2008, the MERP was amended to comply with Internal Revenue Code Section 409A and to remove the lump sum benefit payable upon a Change of Control.

Pension Benefits Table at 2008 Fiscal Year End

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each executive, under the company’s defined benefit pension plans determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements.

NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (1)(3) (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(2) ($)		PAYMENTS DURING LAST FISCAL YEAR ($)

John A. Luke, Jr.	QUALIFIED RESTORATION MERP	29.667 29.667 29.980	$ $ $	956,774 8,241,772 98,046	$ 0 $ 0 $ 0

E. Mark Rajkowski	QUALIFIED RESTORATION MERP	4.417 4.417 7.730	$ $ $	61,100 191,889 194,316	$ 0 $ 0 $ 0

James A. Buzzard	QUALIFIED RESTORATION MERP	30.583 30.583 30.583	$ $ $	696,112 3,145,646 0	$ 0 $ 0 $ 0

Wendell L. Willkie, II	QUALIFIED RESTORATION MERP	14.000 14.000 23.875	$ $ $	343,571 826,681 849,467	$ 0 $ 0 $ 0

Mark S. Cross	QUALIFIED RESTORATION MERP	2.583 2.583 4.520	$ $ $	40,836 103,933 111,529	$ 0 $ 0 $ 0

(1)	The number of years of credited service includes service recognized under the MERP in excess of actual service performed by the executive. The MERP potentially provides an additional .75 year of credited service for each year of actual service up to a maximum equal to the executive’s age at hire minus 30.

(2)	The Present Value of the Accumulated Benefit (PVAB) was provided by Hewitt Associates as the present value of the accrued benefit as of the December 31, 2008 using the following assumptions: SFAS No. 87 discount rate of 6.25%; the normal form of benefit payment is annuity form; interest rate for lump sum is 4.0% using the 1994 mortality table set forth in Revenue Ruling 2001-62 (congruent with SFAS No. 87 assumptions); postretirement mortality table used for the annuity calculation is the RP2000 table projected to 2019, (congruent with SFAS No. 87 assumptions); no withdrawal, disability, or death prior to retirement age. The SFAS No. 87 valuations for the qualified and restoration plans have assumptions for these events; the MERP plan only has an assumption for preretirement death; retirement at unreduced retirement age; calculations include both vested and non-vested benefits. While these amounts appear as a lump sum, the normal form of payment under these plans is an annuity.

Non-qualified Deferred Compensation

MeadWestvaco Deferred Income Plan (“DIP”): The company maintains a non-qualified deferred compensation plan that permits executives to voluntarily defer up to 80% of base salary and, annual incentive cash compensation. The plan also operates as an excess benefit plan enabling employees to defer salary and company matching contributions in excess of Internal Revenue Code limits that apply to the company’s qualified 401(k) plan. Any amounts contributed by executives may be allocated towards notional accounts into up to 20 investment funds as directed by the participant except with respect to company matching contributions, which are automatically invested in a company “phantom”

stock fund. There is no guaranteed investment return with respect to any of the funds. Executives may choose to receive a distribution of their account balance in the year after termination of employment, or early or normal retirement in either a lump sum or installment payments. Limited in-service withdrawals are permitted based on future dates specified in advance by participants and evidenced by written distribution elections.

The investment funds available to an executive under the deferred income plan generally mirror the investment options available to all employees who participate in the company’s broad based qualified 401(k) savings plan, plus three additional funds which are available to investors.

Non-qualified Deferred Compensation at 2008 Fiscal Year End

The table below presents information on each of the named executive officers’ non-qualified deferred compensation plan accounts for 2008.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(1)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT LAST FISCAL YEAR-END(3)
John A. Luke, Jr.	$48,588	$80,125	$(1,447,930)	$0	$939,162
E. Mark Rajkowski	$26,484	$30,865	$(122,029)	$0	$142,582
James A. Buzzard	$396,132	$42,230	$(584,014)	$0	$1,558,455
Wendell L. Willkie, II	$21,960	$21,948	$(391,076)	$0	$277,736
Mark S. Cross	$190,813	$25,130	$(174,311)	$0	$233,185
(1)	Amounts shown as Registrant Contributions in Last Fiscal Year also are included as 2008 compensation in the Summary Compensation Table, in the “All Other Compensation” Column.

(2)	Full company match provided if Internal Revenue Code statutory limitations prevented executive from making desired non-qualified deferrals. This caused the company contributions to be disproportionate relative to executive contributions. This was the case for Messrs. Luke and Rajkowski.

(3)	The following amounts included in Aggregate Balance at Last Fiscal Year-End are also reported as 2007 in the Summary Compensation Table: for Mr. Luke $2,258,379; for Mr. Rajkowski $207,262; for Mr. Buzzard $1,704,107; and Mr. Willkie $624,904.

Potential Payments Upon Termination and Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2008, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available to all salaried employees, such as distributions under the company’s 401(k) plan, early retirement subsidy and accrued vacation pay.

The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of an executive’s actual separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

Potential Payments Upon Termination

(other than Change of Control)

The table below shows the severance benefits that would be payable to each of the named executive officers who experience an involuntary termination of employment from the company, excluding death, disability or a termination based on “misconduct” as defined in the company’s standard severance plan available to all salaried employees.

	John A. Luke, Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L. Willkie, II	Mark S. Cross
Cash Severance(1)	$2,120,220	$1,155,680	$1,381,020	$958,240	$1,030,000
Post-Termination Health Care(2)	$20,486	$19,283	$19,905	$18,657	$17,401
Outplacement Services and Financial Planning(3)	$10,700	$10,700	$10,700	$10,700	$10,700

Total	$2,151,406	$1,185,663	$1,411,625	$987,597	$1,058,101
(1)	The company maintains a broad-based standard severance plan, which covers all salaried and non-union employees, including the named executive officers and which provides for a cash lump sum severance payment in the amount of 2x base salary for these executives.

(2)	This represents cash lump sum payment in lieu of continued health care for the one-year period after termination of employment, based on the standard severance plan.

(3)	This represents the value of nine months of outplacement services, a benefit that is also provided for under the terms of the plan and financial counseling.

Potential Payments Upon Termination – Death or Disability(1)

The table below shows the value of any stock options and performance-based restricted stock units whose vesting will be accelerated in the event of termination of employment due to death or disability assuming a December 31, 2008 termination date. Named executive officers are eligible for disability compensation under the company’s disability benefit plans and death benefits under life insurance plans offered by the company to all full-time salaried employees.

	John A. Luke, Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L. Willkie, II	Mark S. Cross
Stock Options(2)	$0	$0	$0	$0	$0
Restricted Stock(3)	$0	$44,760	$0	$0	$0
2006 Performance-based RSU Award(4)	$554,842	$137,688	$245,584	$82,835	$49,328
2007 Performance-based RSU Award(5)	$621,195	$172,603	$274,965	$123,581	$94,167

Total	$1,176,037	$355,051	$520,549	$206,416	$143,495
(1)	This represents incremental compensation associated with a termination due to death or disability on December 31, 2008; all equity is valued using the closing stock price of $11.19 for MeadWestvaco stock on December 31, 2008.

(2)	This represents the intrinsic value of unvested stock options that would vest or continue to vest due to death or disability.

(3)	This represents the value of unvested time-base restricted stock units, which vest as of date of death or disability.

(4)	This represents the vesting of the 2006 long-term performance award, reflecting payout of 50% of target.

(5)	This represents the value of the pro-rated portion of the 2007 long-term performance award (shares based on target performance) that would vest upon termination due to death or disability;

the pro-rated share is based on the target number of shares multiplied by a fraction, (A) the numerator of which is the number of full calendar months served since the award date (22) and (B) the denominator of which is 36.

Potential Payments Upon Termination Following a Change

of Control

Change of Control Agreements:

Each of the named executive officers is covered by a change of control agreement. These agreements were amended by the company in 2007 to become effective January 1, 2008 in the following material respects: eliminated long-term compensation from the severance pay calculation; reduced the agreement term from three to two years; reduced the two-year notice of non-renewal provision to one year; deleted the provision that limits an executive’s severance based on attaining age 65; and adopted legally required changes under Internal Revenue Code Section 409A. As amended, each change of control agreement provides for continued employment for two years after a change of control on terms substantially similar to those in effect before the change of control. An executive will receive severance benefits in the event of a qualifying termination of employment upon or within two years following a change of control, or prior to a change of control if the termination occurs at the request of a party to the change of control or is otherwise in connection with a change of control. The table below presents the amount that would have been realized by each of the named executive officers if a change of control and immediate termination of employment had occurred as of December 31, 2008.

A qualifying termination is a termination of employment by the company other than for cause or disability, or a termination of employment by the executive for good reason.

Under the change of control agreements, a change of control is defined as:

(1)	acquisition by an individual or entity of 20% of the stock or voting rights of the company;

(2)	contested change in a majority of the company’s board;

(3)	consummation of a business combination, unless (a) more than 60% of the stock and voting rights is retained by the shareholders of the company before the change of control, (b) a majority of the surviving company’s board were members of the company’s board, before the change of control, and (c) no new shareholder owns 20% or more of the resulting company; or

(4)	shareholder approval of a complete liquidation of company.

A merger of equals is defined as a business combination in which (i) at least 50% of the members of the continuing board were members of the company’s board and (ii) either (x) the CEO position in the surviving company is occupied by an individual employed by the company before the business combination or (y) a majority of the leadership positions reporting directly to the CEO of the surviving company are occupied by individuals employed by the company before the business combination.

Good reason means a material reduction in position, duties, responsibilities or salary grade, a failure of the company to comply with the agreement, or a change in the executive’s office location of more than 40 miles. In the event of a merger of equals, however, an executive’s position may be changed as long as the executive continues to have responsibilities that are in the aggregate comparable to the executive’s previous responsibilities, and an across the board change in compensation is not considered a triggering event. In the event of a merger of equals, neither a reduced scope of responsibilities resulting from the fact that the merger has created a larger organization, nor a change in title or reporting responsibilities, shall be the sole basis for good reason.

Cause is defined to mean the executive’s willful and continued failure to perform duties, willful engagement in gross misconduct, or a violation of the company’s Code of Conduct that is materially injurious to the company.

Under the Change of Control Agreements and the terms of equity awards granted after 2005, upon certain terminations of employment following a change of control, executives are provided the benefits described below.

Severance Compensation:

In the event of a qualifying termination of employment following a business combination that is not a merger of equals, a lump sum severance amount is payable to each executive is equal to three times the executive’s compensation, which is defined under the agreement as annual base salary plus average annual incentives paid over the three years before the change of control. Each executive is also entitled to a pro rata bonus for the year of termination and a cash lump sum payment in lieu of health care continuation coverage for a period of three years, plus payment for outplacement services and financial planning. As a condition to receipt of severance benefits, an executive is required to execute a general release of claims against the company. Payment of the severance lump sum amount shall be made within thirty days of the executive’s termination of employment.

Pension Benefits:

In the event of a qualifying termination of employment following a business combination that is not a merger of equals, the executive is entitled to a lump sum payment equal to the actuarial equivalent of the qualified defined benefit and restoration plan benefit (excluding the MeadWestvaco Executive Retirement Plan) that would have been earned if the executive had remained employed by the company during the severance period. This value is disclosed in the table below describing change in control severance payment under the “pension” heading. In the event of a merger of equals business combination, no enhanced pension is payable.

In the event of a business combination that is not a merger of equals, the MERP provides for accelerated vesting of an executive’s benefit, but no immediate payment. During 2008, the company amended the MERP to comply with Internal Revenue Code Section 409A and eliminated the change of control lump sum benefit. The value of the “accelerated vesting” of the MERP benefit is included in the table below describing change in control severance payments, under the “pension” heading. While it appears as a lump sum, it is payable in annuity form.

Equity Acceleration:

Terms and conditions of equity awards (including those for named executive officers) are set forth in individual award agreements, not in change of control agreements. Generally, stock options and restricted stock assumed by an acquirer vest upon an executive’s termination of employment (without cause) within two years following a business combination that is not a merger of equals. In the case of performance-based awards, accelerated vesting is prorated based on when the change of control event occurs within the performance period. If the change of control occurs within the first half of the performance period then target performance is assumed. If the change of control occurs within the second half of the performance period then accelerated vesting is prorated based on actual performance. If awards are not assumed by an acquirer, the amounts shown as “intrinsic value of stock options,” “restricted stock” and “performance shares” in the table below would be the value of awards that would become fully vested immediately prior to the change of control event.

Excise Taxes:

The Company has agreed to make each executive covered by a change of control agreement whole for any parachute excise tax imposed under section 4999 of the Internal Revenue Code on a change of control payment, unless the payments are less than 110% of the safe harbor amount. The safe harbor amount is 2.99 times the executive’s average taxable compensation for the five years that ended before the change of control. If the gross-up payment is not made, the amounts payable under the agreement will be reduced by the amount necessary to avoid imposition of the excise tax.

The change of control agreements were entered into on January 1, 2008 and have a term of two years which may be extended, unless the company gives one-year advance notice of non-renewal. The named executive officers are not covered by any employment agreement other than the change of control agreements. The table below reflects the terms and conditions of the change in control agreements in place on December 31, 2008.

Change In Control Severance Payments(1)

	John A. Luke, Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L. Willkie, II	Mark S. Cross
Cash Severance(2)	$5,657,941	$2,588,317	$3,296,294	$2,030,266	$2,240,500
Pro-Rata Bonus(3)	$825,870	$313,332	$408,255	$197,635	$231,833
Intrinsic Value of Stock Options(4)	$0	$0	$0	$0	$0
Restricted Stock(5)	$0	$44,760	$0	$0	$0
Performance Shares(6)	$1,515,808	$402,894	$668,107	$274,673	$198,514
Pension(7)	$988,795	$595,583	$4,406,660	$373,738	$424,888
Post-Termination Health Care(8)	$61,458	$57,849	$59,715	$55,971	$52,203
Outplacement Services and Financial Planning(9)	$10,700	$10,700	$10,700	$10,700	$10,700
Value of Benefit Prior to Gross-up	$9,060,572	$4,013,435	$8,849,731	$2,942,983	$3,158,638
Excise Tax Gross-up	$3,723,320	$0	$4,444,149	$1,201,318	$1,395,377

Total	$12,783,892	$4,013,435	$13,293,880	$4,144,301	$4,554,015

(1)	This assumes a stock price of $11.19, which was the closing price on December 31, 2008, and a termination date of December 31, 2008; actual value will vary based on changes in MeadWestvaco’s stock price.

(2)	The change in control cash severance is equal to 3 times salary plus average annual cash incentive awards over last 3 years; Mr. Rajkowski’s cash severance would be $2,673,515, but has been cut back by $85,198 consistent with the company’s modified gross-up provision.

(3)	This represents pro-rata bonus (based on three-year average annual incentives) payable upon termination in connection with a change in control.

(4)	This represents intrinsic value of unvested stock options.

(5)	This represents the value of unvested time-based restricted stock units, which vest as of termination date under a change in control scenario.

(6)	The 2006 long-term performance awards vest assuming 50% of target (based on actual performance-to-date) upon termination in connection with a change-in-control; the 2007 long-term performance award vests at target, pro-rated at 22/36, for the number of whole months of service from the award date to the time of termination.

(7)	This represents incremental pension value upon a change in control attributable to accelerate vesting of benefits under the supplemental executive retirement plan (MERP) and enhanced pension under change in control agreement. The MERP benefit is not payable in lump sum form. In the case of Messrs. Buzzard, Cross and Rajkowski, who are not yet age 55 and not fully vested, the full MERP benefit is included in the value reported above; with respect to Mr. Buzzard, the value also includes an enhanced retirement subsidy due to his age and long service with the company.

(8)	This represents cash lump sum payment in lieu of continued health care coverage for 3 years after termination of employment.

(9)	This represents the value of nine months of outplacement services and financial counseling for 1 year.

3.    Proposal for Adoption of Amendment and Restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan

Background

MeadWestvaco Corporation (the “Company”) believes its long-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. On February 22, 2005, the Board of Directors adopted the MeadWestvaco Corporation 2005 Performance Incentive Plan (referred to in this proxy statement as the “Plan”), which Plan was approved by the company’s stockholders on April 26, 2005. On February 23, 2009, the Board of Directors adopted an amendment and restatement of the 2005 Plan, subject to stockholder approval (referred to in this proxy statement as the “2009 Restatement”). Approval of the 2009 Restatement will permit the Company to continue to use stock-based compensation to align stockholder and employee interest and to motivate employees providing services to the Company.

Purpose and Effect of the 2009 Restatement

The Plan is currently the only active stock incentive plan maintained by the Company for the purpose of granting stock-based compensation awards to employees and officers of the Company. As of December 31, 2008, a total of 6,200,000 shares of the Company’s common stock remained available for new award grants under the Plan. In addition, as of December 31, 2008, (i) 9,300,000 shares were covered by outstanding options and stock appreciation rights granted under the Plan; and (ii) 2,500,000 were subject to unvested awards of stock units granted under the Plan. If the 2009 Restatement is approved by stockholders, 13,500,000 shares will be authorized for additional grants under the Plan on and after January 1, 2009 (as described in more detail below under “Summary of the Plan – Shares Authorized”). In addition, the 2009 Restatement, if approved by stockholders, would add a share counting formula to the Plan such that from and after January 1, 2009, shares issued pursuant to awards of stock options or stock appreciation rights granted on and after January 1, 2009 would be counted against the share pool on a one-for-one basis, whereas shares issued pursuant to “full-value awards” (meaning awards other than stock options and stock appreciation rights) granted on or after January 1, 2009 would be counted against the pool as 2.5 shares for every one share so issued. The 2009 Restatement also provides for certain changes to the administration of the Plan as described in more detail below. Finally, the 2009 Restatement, if approved by stockholders, would constitute re-approval of the performance criteria for purposes of Section 162(m) of the Code, as described below under “Section 162(m) of the Code.”

Why You Should Vote For The 2009 Restatement

The Board recommends that the Company’s stockholders approve the 2009 Restatement because it believes the Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees and officers, and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders. The Board of Directors adopted the 2009 Restatement, primarily, because the number of shares available under the Plan as currently in effect does not provide flexibility to adequately provide for future incentives.

Promotion of Good Corporate Governance Practices

The Board believes the use of equity incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the Plan with a stake in the Company’s success, the interests of the participants are aligned with those of the Company’s stockholders.

Specific features of the Plan (as modified by the 2009 Restatement) that are consistent with good corporate governance practices include, but are not limited to:

•	options and stock appreciation rights may not be granted with exercise prices lower than the closing price of the underlying shares on the grant date;

•

there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, or by canceling the award in exchange for cash or another type of award, other than in connection with a change in the Company’s capitalization;

•

the ability to issue full-value awards (awards other than options and stock appreciation rights) is limited by requiring these awards count against the authorized number of shares issuable under the Plan as 2.5 shares for every share so issued, whereas options and stock appreciation rights are counted against the pool on a one-for-one basis; and

•

there can be no recycling of shares from exercised awards, meaning shares of common stock subject to an award cannot be made available for issuance if the shares were subject to a stock-settled stock appreciation right and were not issued in the net settlement, were used to pay the exercise price of an option, were delivered or withheld to pay the withholding taxes related to an award, or were repurchased on the open market with the proceeds of an option award.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been (and with the 2009 Restatement remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, currently under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and stockholder approval of the 2009 Restatement will be deemed to constitute re-approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Summary of the Plan

The following summary of the material terms of the Plan (as modified by the 2009 Restatement) is qualified in its entirety by reference to the full text of the Plan. A complete copy of the 2009 Restatement of the Plan is attached to this Proxy Statement as Annex A, and is incorporated herein by reference. In the case of any inconsistency between this summary and the Plan, the Plan will govern.

Plan Term: The 2009 Restatement will be effective February 23, 2009, subject to approval by the Company’s stockholders and will terminate with respect to the grant of new awards upon the tenth anniversary of the effective date. The Plan originally became effective on February 22, 2005.

Award Types: Options, stock appreciation rights, restricted stock (including performance share awards), restricted stock units (including performance share unit awards) and cash incentive compensation awards may be awarded under the Plan.

Shares Authorized: If the 2009 Restatement is approved by stockholders, 13,500,000 shares will be authorized for grants under the Plan on and after January 1, 2009, less one (1) share for every one (1) share of common stock subject to stock options or stock appreciation rights granted under the Plan on and after January 1, 2009, and two and one-half (2.5) shares for every one (1) share of common stock that was subject to awards other than stock options or stock appreciation rights (“full-value awards”) under the Plan granted on and after January 1, 2009.

As described above, if the 2009 Restatement is approved by stockholders, each share issued under full-value awards granted on and after January 1, 2009 will count against the number of shares available under the Plan as 2.5 shares for purposes of debiting against the shares that remain available for issuance under the Plan. Shares issued under options or stock appreciation rights count against the shares available under the Plan as one share. The Board of Directors believes that this formula-based limit will provide the flexibility to change the mix of option and full-value awards to the extent the Board of Directors determines a different mix than currently provided is in the best interests of the Company and stockholders.

Shares of common stock issued under the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company.

Shares subject to awards under the Plan or The Mead Corporation Restricted Stock Plan, the MeadWestvaco Corporation 1999 Salaried Employee Stock Incentive Plan, the MeadWestvaco Corporation 1995 Salaried Employee Stock Incentive Plan and the MeadWestvaco Corporation 1996 Stock Option Plan (collectively, the “Prior Plans”) that after December 31, 2008 expire, terminate or are canceled prior to issuance will again be available for issuance under the Plan. However, shares subject to awards under the Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the Plan. Any shares added back to the pool of shares available for issuance under the Plan as a result of the expiration, termination or cancellation of an award will be added back as one share if the shares were subject to options or stock appreciation rights granted under the Plan or any of the Prior Plans. Shares so added back to the pool of shares available for issuance under the Plan will be added back as 2.5 shares if the shares were subject to full-value awards granted under the Plan or any of the Prior Plans.

Shares subject to awards made in substitution or exchange for awards granted by a company acquired by MeadWestvaco or its subsidiary, or with which MeadWestvaco or any subsidiary combine(s), do not reduce the shares authorized for grant under the Plan.

Eligibility: Any current or prospective officers or employees of the Company and its subsidiaries, including any director of the Company who is also an employee in his or her capacity as such. The Committee determines which eligible participants will receive awards under the Plan. The Company expects that approximately 600 persons currently would qualify to participate in the Plan.

Administration: The Plan is administered by the Compensation and Organization Development Committee of the Board of Directors. Under NYSE rules, members of the Committee are required to satisfy the NYSE’s standards for independence. The Committee may delegate various functions for the administration of the Plan to employees of the Company excluding the approval of awards under the Plan to executive officers and senior management employees of the Company. Subject to the provisions of the Plan, Committee has the power to do all things necessary or desirable in connection with the administration of the Plan.

Individual Award Limits: No participant may be granted options and stock appreciation rights covering more than 3,000,000 shares over any three fiscal year period. No participant may be granted awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) covering more than 400,000 shares (other than options or stock appreciation rights) in any one fiscal year, subject to certain anti-dilution and other adjustments. The maximum amount payable pursuant to the portion of incentive compensation awards granted in any one calendar year to any Participant that are denominated in dollars and are intended to qualify as performance based compensation under Section 162(m) is (i) $6,000,000 with respect to awards based on performance over one fiscal year, and, separately (ii) $6,000,000 with respect to awards based on performance over a period longer than one fiscal year.

Stock Options: Under the terms of the Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant and the term of any option may not exceed 10 years. Otherwise, the Committee has discretion to determine any other terms and conditions otherwise consistent with the Plan, including the vesting period. Options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Code (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Committee as described in the Plan. The Plan prohibits repricing stock options without stockholder approval. For purposes of the Plan, a “repricing” means a reduction in the exercise price of a stock option or the cancellation of an option in exchange for cash or another award under the Plan, including another stock option if the exercise price of the option is less than the fair market value of the original stock option.

Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights may not have a term of more than 10 years and are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. Stock appreciation rights cannot be repriced without stockholder approval. For purposes of the Plan, a repricing of stock appreciation rights has the same meaning as for stock options as discussed above (substituting “stock appreciation rights” for “stock options”).

Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as specified by the Committee. Restricted stock units are awards denominated in units of shares of common stock under which the issuance of shares is subject to such performance and other conditions as specified by the Committee. The Committee will determine the extent to which awards of restricted stock and restricted stock units may be settled in cash, shares of common stock, or a combination thereof. Participants receiving restricted stock awards are entitled to the voting and dividend rights of the shares of common stock underlying the awards. Participants receiving restricted stock unit awards are not entitled to the voting rights of the underlying shares of common stock, and are entitled to dividend equivalents only to the extent determined by the Committee upon vesting of the underlying award.

Incentive Compensation Awards: The Plan authorizes the grant of incentive compensation awards or the establishment of a program for incentive compensation awards, pursuant to which an individual award or a funding pool from which Participants are paid is contingent upon the achievement of performance criteria specified by the Committee. Each of the Company’s named executive officers will participate in any incentive compensation arrangement or program established under the Plan. The Committee has sole discretion to determine the terms of any incentive compensation arrangement or program, including the maximum amount payable (subject to the applicable maximums as discussed under “Individual Award Limits” above), the performance period, performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an incentive compensation award prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan. Incentive compensation awards are payable in cash or shares of Common Stock as determined by the Committee.

Qualifying Performance Criteria: The Committee may establish performance criteria (including levels of required achievement, where appropriate), determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of, or the amount payable pursuant to an award (including any cash payment) which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), provided that the performance criteria for any portion of an award shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

For purposes of the Plan, Qualifying Performance Criteria means the following criteria, individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or one or more joint ventures, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in the award:

• net sales	• working capital	• net profit after tax

• economic profit	• EVA	• EBIT

• EBITA	• EBITDA	• OBIT

• OBITDA	• gross profit	• operating profit

• cash generation	• cash flow	• unit volume

• stock price	• market share	• asset quality

• return on equity	• return on assets	• return on operating assets

• cost saving levels	• operating income	• market-spending efficiency

• core non-interest income	• change in working capital	• return on invested capital

• return on capital employed	• shareholder return	• shareholder value

• safety case incident rates	• innovation factor (including revenue from new products, number of new products, granting of patents and/or market penetration of new products measurable by pre-established objective criteria)

To the extent consistent with Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) discontinued operations; (vi) the effect of mergers and acquisitions; and (vii) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

Transferability: Generally, awards are only transferable by a recipient’s last will and testament and by the applicable laws of descent and distribution, unless provided otherwise by the Committee and subject to disclosure requirements except that the Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or family partnerships to the extent permitted by the Committee.

Change of Control: Unless the Committee or the Board of Directors specifies otherwise prior to the change of control of the Company, as defined in the Plan, and assuming the assumption of awards by a successor, a participant who is involuntarily terminated by the Company or successor without cause (excluding voluntary resignation, death, disability or retirement) within twenty-four (24) months following a change of control shall have the ability to exercise any options or stock appreciation rights previously granted to the participant under the Plan (whether or not then vested) in full until the earlier of the award’s original expiration term or a date two years following the employee’s termination of employment. In addition, upon any such involuntary termination, all unvested restricted stock and restricted stock unit awards (other than awards subject to performance-based vesting criteria) shall immediately vest. In the event outstanding awards are not assumed by a successor, participant’s will be entitled to the accelerated vesting and continued exercisability described in the paragraph as if the awards had been assumed and the participant’s employment had been involuntarily terminated as of the date of the change in control.

With respect to performance shares, performance shares units and all other awards subject to performance-based vesting criteria granted prior to February 23, 2009, unless the Committee or the Board of Directors specifies otherwise prior to the change of control, upon the occurrence of a change of control, participants will be entitled to immediate accelerated vesting of a pro-rated portion of such awards based upon the percentage of the relevant performance period that elapsed before the date of the change of control and assuming performance over the entire performance period either (i) if 50% or more of the applicable performance period elapsed prior to the change of control, based on the Company’s actual results through a date (determined by the Committee) that is three (3) months prior to the date of the change of control or (ii) if less than 50% of the applicable performance period elapsed prior to the change of control, at the target level set forth in the applicable award agreement.

With respect to performance shares, performance shares units and all other awards subject to performance-based vesting criteria granted on or after February 23, 2009, unless the Committee or the Board of Directors specifies otherwise prior to the change of control, upon the occurrence of the change of control each participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee), and following the change of control any such award will continue to vest based on the time-based vesting criteria, if any, to which the award is subject and will be treated for all purposes (including accelerated vesting upon an involuntary termination as described above) as if such award had only been subject to such time-based vesting criteria.

Adjustments: In the event a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Committee (or the Board) shall equitably adjust the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options and the number and kind of shares subject to the various limitations under the Plan.

Amendments: The Board of Directors may terminate, amend or discontinue the Plan and the Committee may amend or alter any agreement or other document evidencing an award made under the Plan, provided that no action may be taken without stockholder approval if it would increase the maximum shares of Common Stock for which awards may be granted, reduce the price at which stock options or stock appreciation rights may be granted to less than 100% of fair market value on the date of grant, reduce the exercise price of outstanding stock options or stock appreciation rights, cancel outstanding stock options or stock appreciation rights in exchange for cash or another award, extend the term of the Plan, change the class of persons eligible to be participants, otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements, or increase the individual award limits.

Tax Consequences: The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options: ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the options must satisfy various other conditions more fully described in the Internal Revenue Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Restricted Stock and Restricted Stock Units: Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Compensation Awards: A participant will have taxable income at the time an incentive compensation award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m): For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive compensation awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits. The benefits that will be awarded or paid under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information about awards granted in 2008 under the Plan to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards in 2008” on page 32 of this Proxy Statement. As of March 2, 2009, the closing price of a share of the Company’s Common Stock was $8.36.

Vote required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the Plan, provided that at least a majority of the outstanding shares vote on the matter. Unless marked to the contrary, executed proxies received will be voted FOR approval.

The Board of Directors of the Company recommends a vote FOR the approval of the Amendment and Restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan.

Equity Compensation Plan Information

At December 31, 2008

(shares in thousands)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a	)	(b	)	(c	)
Equity compensation plans approved by stockholders(1)	11,835		$29.13		6,480
Equity compensation plans not approved by stockholders(2)	—		—		—

Total	11,835		$29.13		6,480

(1)	Column (a) includes 2,503,000 shares that may be issued in connection with outstanding service-based and performance-based restricted stock unit awards. The number of shares that may be issued in connection with outstanding performance-based restricted stock awards has been calculated at the maximum award level. Column (b) excludes the impact of outstanding restricted stock unit awards as they have no exercise price.

(2)	There are no equity compensation plans of the company that have not been approved by stockholders.

For additional information related to the above plans, see Note J of the company’s Consolidated Financial Statements in Item 8—Financial Statements and Supplementary Data, of the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

4.    Stockholder Proposal on Special Shareholder Meetings

A shareholder has given notice that he intends to present the following proposal at the annual meeting. The proposal will be voted only if properly presented at the annual meeting. The Board recommends that you vote AGAINST this proposal. In accordance with the rules of the Securities and Exchange Commission, the text of the shareholder’s resolution and supporting statement is below, and we take no responsibility for them.

4- Special Shareowner Meetings

Resolved: Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement:

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

In response to William Steiner’s 2007 proposal to redeem our poison pill, our Board of Directors accelerated the expiration of our poison pill from 2012 to 2007. Our Board is to be commended for this. However more improvements are needed in our corporate governance and that is the focus of this proposal.

This proposal topic won impressive support (based on 2008 yes and no votes) at the following companies:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•

The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm, rated our company high concern on executive pay. CEO pay included pay for a savings plan, financial consulting, 401(k) contributions and life insurance.

•	Our directors served on 8 boards rated “D” by The Corporate Library:

John Luke	Timken (TKR)
John Luke	Bank of New York Mellon (BK)
James Kilts	MetLife (MET)
James Kilts	Pfizer (PFE)
Robert McCormack	Northern Trust (NTRS)
Edward Straw	Eddie Bauer (EBHI)
Jane Warner	Tenneco (TEN)
Richard Kelson	PNC Financial Services (PNC)

•	The above directors also held 5 of the 12 seats on our key board committees.

•	We had no shareholder right to:

Cumulative Voting.

Act by written consent.

Call a special meeting.

An Independent Chairman.

•	It could require a 75%-vote to remove a director for cause.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meeting

Yes on 4

Statement in Opposition:

We recommend a vote against this proposal. The Board believes the Annual Meeting of shareholders is the most appropriate forum for shareholders to submit proposals to be considered by the Company’s shareholders and is a more cost-effective mechanism for shareholders to voice their concerns than is called for in this proposal.

Under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, a special meeting of the shareholders may be called by a majority of the Board. The Board believes that this provides the Company with the flexibility to convene special shareholder meetings when the Board believes it would be in the best interests of the Company and its shareholders. Convening a special meeting is an expensive and time-consuming endeavor that the Board believes should only be undertaken when the Board, in the exercise of its fiduciary duties, determines that there is an extraordinary matter or significant strategic concern that cannot wait until the next Annual Meeting for consideration by shareholders.

Under this proposal, however, holders of 10% percent of the Company’s outstanding common stock would have the ability to call a special meeting, even when such a meeting would not be in the best interests of the Company or its shareholders. Implementation of this proposal would place the Company at risk that self-interested parties holding a limited number of shares, and having no legal obligation to consider the interests of other shareholders, will call special meetings in order to serve their narrow purposes rather than those of the Company and the majority of its shareholders.

Although the directors are always willing to consider the views and concerns of shareholders, the Board believes that the Annual Meeting strikes the right balance between the desire of one or more shareholders to present a proposal for formal shareholder action and the administrative burden and potential distraction of a shareholder meeting to be convened at any time as described in the proposal.

The Company’s Annual Meeting of shareholders provides ample opportunity for shareholders to raise appropriate matters. Shareholders have frequently used the Annual Meetings to have their concerns communicated to all of the Company’s shareholders—including through proposals such as this proposal. For those extraordinary circumstances where a matter cannot wait until the next annual meeting, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, consistent with Delaware law, permit a special meeting to be called as described above. The Board believes that it, rather than a group of minority shareholders, is best positioned to determine when it is in the best interest of the shareholders as a whole to incur the burden and expense of a special meeting.

The Board also believes that the need for adoption of the proposal should be evaluated in the context of our overall corporate governance practices. The Board, with the approval of shareholders, recently eliminated its classified structure, so that all directors now stand for reelection at each Annual Meeting.

In addition, the Board adopted a majority voting policy to govern uncontested director elections. We also eliminated the provision requiring that removal of a director be only for cause and only with the approval of 75% of the outstanding shares. These changes illustrate the Board’s openness to shareholders’ views and its willingness to give serious consideration to shareholder concerns.

The Board believes that the current processes to allow shareholders to submit a proposal and bring a matter to an Annual Meeting for a vote is the most appropriate and effective means for shareholders to voice their concerns, as well as a more efficient use of the Company’s resources than is called for in the proposal. Consequently, we do not believe adoption of this proposal is in the best interests of the Company or its shareholders.

For these reasons, your Board of Directors unanimously recommends that you vote AGAINST the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s officers and directors, and persons who own more than 10% of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. The company’s administrative staff regularly assists its executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely upon a review of the copies of such reports furnished to the company and of such reports in its possession, and of representations by certain reporting persons, the company believes that all of its directors, executive officers and greater than 10% stockholders complied with all filing requirements under Section 16(a) in 2008.

Expenses of Solicitation

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the company. In addition to solicitation by mail, directors, officers and employees of the company may solicit proxies and voting instructions in person, by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The company has retained Georgeson Inc., at an estimated cost of $14,500, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Stockholder Proposals and Nominations

Stockholder proposals intended for inclusion in the company’s 2010 Proxy Statement must be received by the Secretary of the company not later than the close of business on November 25, 2009. In addition, MeadWestvaco’s bylaws outline procedures that stockholders of record must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director at or bring other business before the 2010 Annual Meeting of Stockholders, notice of such nomination must be given to the Secretary of the company not earlier than December 28, 2009 and not later than January 27, 2010. Any such notice must contain information and conform to requirements specified in the company’s bylaws, a copy of which can be obtained by contacting the Secretary of the company.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of the company’s shares, your broker, bank or other nominee may only deliver one copy of the company’s proxy statement and annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the company by telephone at (212) 318-5714 or by submitting a written request to Corporate Secretary, MeadWestvaco Corporation, 299 Park Avenue, New York, New York 10171. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Matters

Any shareholder who would like a copy of our 2008 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, MeadWestvaco Corporation, 299 Park Avenue, New York, New York 10171. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from the investor relations portion of our website (http://www.meadwestvaco.com/AboutUs/InvestorRelations/index.htm) by clicking on “SEC Filings.”

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 25, 2009

ANNEX A

MeadWestvaco Corporation

2005 Performance Incentive Plan

Amended and Restated Effective January 1, 2009

ARTICLE I

Purpose and General Provisions

Section 1.1    Purpose of Plan. The purpose of the MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated (the “Plan”) is to advance the interests of MeadWestvaco Corporation (the “Company”) by attracting, retaining and motivating its employees and by further aligning the interests of the Company’s employees with those of the stockholders of the Company through providing for or increasing their proprietary interest in the Company.

The Plan provides for the grant of Incentive and Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Incentive Compensation arrangements, which may be paid in cash or stock or a combination thereof, as determined by the Committee. Any of these Awards may be performance-based, in the discretion of the Committee.

Section 1.2    Definitions. The following terms shall have the meanings set forth below for purposes of the Plan.

(a)    “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, or Incentive Compensation arrangement or program granted to or covering a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as an Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

(b)    “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments approved by the Committee.

(c)    “Board of Directors” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(e)    “Committee” has the meaning set forth in Section 1.3.

(f)    “Company” means MeadWestvaco Corporation, a Delaware corporation and its successors and assigns.

(g)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)    “Incentive Compensation” means a bonus opportunity awarded under Section 3.4 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(i)    “Incentive Stock Option” or “ISO” means a stock option that is intended to qualify as an incentive stock option within the meaning of Code Section 422.

(j)    “Market Price” on a date means, unless the Committee provides otherwise, the closing price for the Shares on the New York Stock Exchange for that date, or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange or, if the Shares are at any time no longer traded on the New York Stock Exchange, the closing sales price at which the Shares are sold on such other exchange, listing, quotation or similar service, or, if no such closing sales price is available, such other method, consistent with Section 409A of the Code, as the Committee may determine.

(k)    “Non-Qualified Stock Option” or “NQSO” means a stock option that does not qualify as an incentive stock option within the meaning of Code Section 422.

(l)    “Option” means an ISO and/or a NQSO granted pursuant to Section 3.1 of the Plan.

(m)    “Participant” means any individual described in Section 2.1 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(n)    “Performance Share” means an Award of Restricted Stock, the grant, issuance, vesting, transferability and/or retention of which is conditioned in whole or in part upon performance conditions established by the Committee.

(o)    “Performance Share Unit” means a Restricted Stock Unit Award, the grant, issuance, vesting or settlement of which is conditioned in whole or in part upon performance conditions established by the Committee.

(p)    “Plan” means The MeadWestvaco Corporation 2005 Performance Incentive Plan as set forth herein and as amended from time to time.

(q)    “Prior Plans” means The Mead Corporation Restricted Stock Plan, the MeadWestvaco Corporation 1999 Salaried Employee Stock Incentive Plan, the MeadWestvaco Corporation 1995 Salaried Employee Stock Incentive Plan and the MeadWestvaco Corporation 1996 Stock Option Plan.

(r)    “Qualifying Performance Criteria” has the meaning set forth in Section 5.1(b).

(s)    “Restricted Stock” means Shares granted pursuant to Section 3.3 of the Plan.

(t)    “Restricted Stock Unit” means an Award granted to a Participant under Section 3.3 pursuant to which Shares may be issued in the future.

(u)    “Shares” means shares of the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 4.1.

(v)    “Stock Appreciation Right” means a right granted pursuant to Section 3.2 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the Stock Appreciation Right.

(w)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(x)    “Substitute Award” means an Award granted or issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Section 1.3    Administration.

(a)    Administration of the Plan. The Plan shall be administered by the Compensation and Organization Development Committee of the Board of Directors or such other committee of two or more directors as established from time to time by the Board of Directors (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, cause an Award that is contingent on the satisfaction of Qualifying Performance Criteria to not qualify for treatment as “performance based compensation” under Code Section 162(m), or violate the listing requirements of the New York Stock Exchange or such other exchange on which the Shares are traded. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)    Delegation of Authority by the Committee. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more officers or directors of the Company (who may but need not be members of the Board of Directors) the ability to grant Awards and take the same actions as the Committee described in Section 1.3(c) or elsewhere in the Plan with respect to Participants who are not “executive officers” as defined in Exchange Act Rule 16a-1 or members of the Board of Directors; provided, however, that the resolution so authorizing such Subcommittee shall specify the total number of Awards (if any) such Subcommittee may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Committee. No officer or officers who are members of any such Subcommittee shall designate himself or herself as a recipient of any Awards granted under authority delegated to such Subcommittee. Any action by any such Subcommittee within the scope of such delegation shall be treated for all purposes as if taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Shares under Awards, to interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 1.3(a) and, to the extent it so provides, any Subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee. The Compensation and Organization Development Committee hereby designates the Secretary of the Company and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company.

(c)    Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 2.1, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or exercise price of such Shares and the circumstances under which Awards become exercisable, vested or settled or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change of Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 4.1; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d)    Determinations by the Committee. All decisions, determinations and interpretations by the Committee (including by any Subcommittee or by any administrators designated pursuant to Section 1.3(b)) regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e)    Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such Award may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

Section 1.4    Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Section 1.5    Effective Date. This Plan was originally adopted by the Board of Directors of the Company and became effective on February 22, 2005 (the “Original Effective Date”). This amendment and restatement of the Plan was adopted by the Board of Directors of the Company and became effective on January 1, 2009 (the “Restatement Effective Date”), subject to approval by the Company’s stockholders. None of the additional Shares made available for issuance under this Plan pursuant to this amendment and restatement may be issued prior to and all Awards granted under this Plan covering any such additional Shares are subject to, and may not be exercised before, the approval of this amended and restated Plan by the stockholders prior to the first anniversary date of the Restatement Effective Date, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders; provided that if such approval by the stockholders of the Company is not forthcoming, all such Awards previously granted under this amended and restated Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Restatement Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect. The Plan as amended and restated hereunder shall apply to Awards granted on or after the Restatement Effective Date. Except as specifically provided for herein, the provisions of the Plan in existence prior to this amendment and restatement shall continue to govern Awards granted prior to the Restatement Effective Date.

Article II

Eligibility; Shares Subject to Awards

Section 2.1    Eligibility. Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as ISOs may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Committee.

Section 2.2    Shares Subject to the Plan and Limitations on Awards.

(a)    Aggregate Limits. The aggregate number of Shares authorized for grant under the Plan on and after the Restatement Effective Date shall be 13,500,000, which shall be reduced by one (1) share of Stock for every one (1) Share that was subject to an Option or Stock Appreciation Right granted under the Plan on and after the Restatement Effective Date and two and one-half (2-1/2) Shares for every one (1) Share that was subject to an Award other than an Option or Stock Appreciation Right granted under the Plan on and after the Restatement Effective Date. On and after the Restatement Effective Date, no awards may be granted under any Prior Plan. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b)    Issuance of Shares. If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) on and after the Restatement Effective Date any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan. Any Shares that again become available for grant pursuant to the preceding sentence shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as two and one-half (2-1/2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, and (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(c)    Tax Code Limits. The aggregate number of Shares subject to Options and Stock Appreciation Rights that may be granted under this Plan during any three fiscal year period to any one Participant shall not exceed 3,000,000. The aggregate number of Shares subject to any Award intended to qualify as “performance-based compensation” under Code Section 162(m), other than Options or Stock Appreciation Rights, that may be earned under this Plan with respect to any one fiscal year to any one Participant shall not exceed 400,000. The Share numbers set forth in this Section 2.2(c) shall be calculated and adjusted pursuant to Section 4.1 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 13,500,000, which number shall be calculated and adjusted pursuant to Section 4.1 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Code Section 422. The maximum amount that may be earned pursuant to that portion of an Incentive Compensation Award granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed the following separate and distinct limitations: (i) six million dollars ($6,000,000), if performance is measured with respect to a fiscal year, and (ii) six million dollars ($6,000,000), if performance is measured with respect to a period longer than a fiscal year.

(d)    Substitute Awards. Substitute Awards shall not be subject to the limits described in Section 2.2(a) above and shall not be subject to any other terms and conditions (for example, vesting and pricing) that apply to shares subject to Awards under the Plan.

Article III

Terms of Awards

Section 3.1    Options.

(a)    Option Awards. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals. Except to the extent provided herein, no Participant shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.

(b)    Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Market Price of Shares on the date of grant, provided, however, that the exercise price per Share with respect to a Substitute Award may be less than 100% of the Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise, such other method permitted by the Committee or a combination thereof.

(c)    No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 4.1), an Option may not be repriced without stockholder approval (including canceling previously awarded Options in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

(d)    Provisions Applicable to Options. The Committee may provide at the time of grant that the exercise price of an Option is increased (but not decreased) after the date of grant based on the performance of the Company’s Common Stock price relative to a pre-established index. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option shall expire within a period of not more than ten (10) years from the date of grant.

(e)    Incentive Stock Options. Notwithstanding anything to the contrary in this Section 3.1, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Market Price of Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 3.1 to the contrary, options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (a) the aggregate Market Price of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Code Section 422).

Section 3.2    Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 3.1. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 3.1; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Section 3.1, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee.

(b)    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement. Stock Appreciation Rights granted pursuant to the Plan need not be identical, but each Stock Appreciation Right must contain and be subject to the terms and conditions set forth below.

(c)    Provisions Applicable to Stock Appreciation Rights. The Committee may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals (which may include Qualifying Performance Criteria). Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of a Stock Appreciation Right shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Stock Appreciation Right shall expire within a period of not more than ten (10) years from the date of grant.

Section 3.3    Restricted Stock and Restricted Stock Units.

(a)    General. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions and terms as the Committee deems appropriate. The Committee may specify that all of any part of an Award shall consist of Performance Shares, which shall be subject to the provisions of this Plan applicable to Restricted Stock except that the grant, issuance, vesting and/or transferability of the Shares thereunder are subject in whole or in part to performance conditions established by the Committee. To the extent determined by the Committee, Restricted Stock may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock Units are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. The Committee may specify that all of any part of an Award shall consist of Performance Share Units, which shall be subject to the provisions of this Plan applicable to Restricted Stock Units except that the grant, issuance, vesting or settlement of the Award is subject in whole or in part to performance conditions established by the Committee. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)    Award Agreement. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance shall be measured for such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c)    Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units (including Performance Shares and Performance Share Units) shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee, which may include Qualifying Performance Criteria.

(e)    Voting Rights. Unless otherwise determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger.

Section 3.4    Incentive Compensation.

(a)    General. The Committee may grant or establish a program for Incentive Compensation under which an individual Award or a funding pool from which Participants are paid is contingent upon such performance criteria (including Qualifying Performance Criteria) as the Committee may specify. Under any such arrangement, the Committee shall establish performance criteria and the level of achievement versus such criteria that shall determine the amount payable or available as Incentive Compensation, which criteria may be based on financial performance and/or personal performance evaluations.

(b)    Incentive Compensation Arrangements. Each “covered employee” of the Company (as defined and determined under Code Section 162(m)) may be a Participant in any Incentive Compensation arrangement or program established by the Committee, provided that the amount payable to any Participant pursuant to any such Incentive Compensation arrangement or program shall be subject to reduction as provided in Section 3.4(d). In establishing an Incentive Compensation arrangement or program, the Committee shall set forth terms, to the extent applicable, regarding: (i) the maximum amount payable as Incentive Compensation or a formula for determining such; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) any forfeiture provisions; and (vi) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The terms of any Incentive Compensation arrangement or program shall be set forth in writing and may take the form of an Award Agreement or Award Agreements, term sheet or other document or documents as the Committee shall determine.

(c)    Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Compensation. Subject to the limitations described in Section 2.2(c), payment of the amount due any Participant as Incentive Compensation may be made in cash or in Shares, as determined by the Committee. The Committee may, but need not, allow a Participant to defer, in a manner consistent with Code Section 409A, under any plan or arrangement established by it receipt of any amounts or Shares otherwise payable as Incentive Compensation.

(d)    Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Compensation arrangement on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

Article IV

Adjustment of and Changes to Common Stock; Change of Control

Section 4.1    Adjustment of and Changes to Common Stock.

(a)    In the event of a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or another such transaction or event, then the number and kind of Shares that have been authorized for issuance under the Plan, whether such Shares are then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 2.2 of this Plan, shall be equitably adjusted by the Committee to reflect such increase or decrease or change in the kind of securities outstanding. The terms of each outstanding Award shall also be equitably adjusted by the Committee as to price, number and kind of Shares subject to such Award and other terms to reflect the foregoing events.

(b)    In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which Shares shall have been exchanged, whether by reason of a change of control, other merger, consolidation or otherwise, then the Committee shall make such equitable adjustments to the number and kind of Shares that have been authorized for issuance under the Plan, whether such Shares are then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 2.2 of this Plan. The terms of each outstanding Award shall also be equitably adjusted by the Committee as to price, number and kind of Shares subject to such Award and other terms to reflect the foregoing events. In addition, in the event of a change described in this paragraph that does not occur in connection with a Change of Control, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to ISOs granted pursuant to this Plan shall comply with the requirements, provisions and restrictions of Code Section 424, and any adjustment to NQSOs granted pursuant to this Plan shall comply with the requirements, provisions and restrictions of Code Section 409A.

(c)    No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 4.1. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to the holder of each Award that shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

Section 4.2    Change of Control.

(a)    Effect of Change of Control upon Certain Stock Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award prior to a Change of Control event, this Section 4.2(a) shall govern the treatment upon or following a Change of Control of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, the vesting and/or settlement of which is based solely upon continued employment or the passage of time. In the case of an Award subject to this Section 4.2(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change in Control), if there occurs an involuntary termination without Cause of the Participant holding such Award (excluding voluntary resignation, death, disability or retirement) within twenty four months following the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 4.2(a), as applicable. In the case of an Award subject to this Section 4.2(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 4.2(a), as applicable. The treatment provided for under this Section 4.2(a) is as follows:

(i)    in the case of an Option or a Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option not previously exercisable, until the earlier of the expiration of the Option or Stock Appreciation Right under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or Stock Appreciation Right) following such date of termination of employment; and

(ii)    in the case of Restricted Stock or Restricted Stock Units, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b)    Effect of Change of Control upon Performance-Based Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria shall be as specified in this Section 4.2(b).

(i)    With respect to Awards granted prior to the Restatement Effective Date, in the case of an Award subject to this Section 4.2(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. With respect to Awards granted prior to the Restatement Effective Date, in the case of an Award subject to this Section 4.2(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. With respect to Awards granted prior to the Restatement Effective Date, the Committee may determine either prior or after such Change of Control event the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

(ii)    With respect to Awards granted on or after the Restatement Effective Date, in the case of an Award subject to this Section 4.2(b), upon the occurrence of the Change of Control the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee prior to the Change of Control), and following the Change of Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Section 4.2(b)(ii) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change in Control), if there occurs an involuntary termination without Cause of the Participant holding such Award (excluding voluntary resignation, death, disability or retirement) within twenty four months following the Change of Control such Award shall be treated as provided in clause (i) or (ii) of Section 4.2(a), as applicable. In the case of an Award subject to this Section 4.2(b)(ii) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (ii) of Section 4.2(a), as applicable.

(c)    Definition of “Change of Control”. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the

“Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a “Merger of Equals” as defined in Section 4.2(c)(iii) of this Plan; or

(ii)    Individuals who, as of the Original Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Original Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case, unless such Business Combination constitutes a “Merger of Equals.” A Business Combination shall constitute a “Merger of Equals” if, following such Business Combination, either:

(A)(1)    all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the Resulting corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(B)    immediately after such Business Combination (1) at least 50% of the members of the Resulting Board are individuals who were members of the Incumbent Board (as defined in Section 4.2(c)(ii)) at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination, and (2) either (x) the position of chief executive officer of the Resulting Corporation is occupied by an individual who was employed by the Company immediately before such Business Combination, or (y) a majority of the leadership positions reporting directly to the chief executive officer of the Resulting Corporation are occupied by individuals who were employed by the Company immediately before such Business Combination.

or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Article V

Performance-Based Compensation

Section 5.1    Qualifying Performance-Based Compensation.

(a)    General. The Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m), provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee. Within the time period required under Code Section 162(m), the Committee will establish the Qualifying Performance Criteria for the performance period and the formula or payout that is contingent upon satisfaction of the Qualifying Performance Criteria. This may take the form of a matrix under which threshold, target and amounts in excess of target are payable based upon satisfaction of the Qualifying Performance Criteria. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may, to the extent specified by the Committee with respect to the Award, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. Awards based on Qualifying Performance Criteria can be granted in the same fiscal year and be based on overlapping performance periods.

(b)    Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis and/or against a target, past performance or peer group performance, in each case as specified by the Committee: (i) net sales; (ii) working capital; (iii) net profit after tax; (iv) economic profit; (v) EVA; (vi) EBIT; (vii) EBITA; (viii) EBITDA; (ix) OBIT; (x) OBITDA; (xi) gross profit; (xii) operating income or operating profit; (xiii) cash generation; (xiv) cash flow; (xv) unit volume; (xvi) stock price; (xvii) market share; (xviii) asset quality; (xix) return on equity; (xx) return on assets; (xxi) return on operating assets; (xxii) cost saving levels; (xxiii) operating income; (xxiv) marketing-spending efficiency; (xxv) core non-interest income; (xxvi) change in working capital; (xxvii) return on invested capital; (xxviii) return on capital employed; (xxix) shareholder return; (xxx) shareholder value; (xxxi) safety case incident rates; and (xxxii) innovation factor (including revenue from new products, number of new products, granting of patents and/or market penetration of new products measurable by pre-established objective criteria).

(c)    Adjustments. Subject to the limits imposed under Code Section 162(m) for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine. Moreover, to the extent consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) discontinued operations; (vi) the effect of mergers and acquisitions; and (vii) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

(d)    Administration. To the extent consistent with Code Section 162(m), the Committee may delegate to one or more of its members or to appropriate employees of the Company the responsibility to carry out any purely ministerial responsibilities in connection with the Plan; provided, that in no event shall the following responsibilities be considered ministerial, and they shall be carried out by only the Committee acting by decision of the majority of its members: (i) the designation of Participants; (ii) the establishment of the terms and conditions of Award Opportunities; (iii) the certification of the achievement of Performance Goals; (iv) the determination of the actual Awards intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) to be made to Participants; and (v) any other responsibilities that must be carried out by a committee of outside directors for purposes of Code Section 162(m).

Article VI

Additional Terms Applicable to Awards

Section 6.1    Dividends and Distributions. The Committee may, but need not, provide that dividends or dividend equivalents shall be payable in connection with or as an arrangement separate from any Awards except that dividends or dividend equivalents shall not be payable in connection with Options or Stock Appreciation Rights, and, unless the Committee provides otherwise, Shares of Restricted Stock that remain subject to any restriction shall accrue dividends. The Committee may provide that any dividends or dividend equivalents may be paid in cash or in Shares or may be deemed reinvested into additional Shares, and may provide that such dividends or dividend equivalents will be paid at the same time dividends are paid to the Company’s shareholders or made subject to the same terms, conditions and restrictions as the Awards with respect to which they accrued or to such other terms and conditions as the Committee may specify.

Section 6.2    Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Section 6.3    Transferability. Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.

Section 6.4    Suspension or Termination of Awards. Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 6.4, the

Authorized Officer or the Committee may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has violated the Company’s Code of Conduct or has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty or deliberate disregard of Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee or Authorized Officer, (a) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (b) the Participant will forfeit all outstanding Awards, and (c) the Participant may be required to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Committee or an Authorized Officer may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Authorized Officer and/or the Committee.

Awards shall be subject to the Policy of Recoupment adopted by the Board of Directors or the Committee.

Section 6.5    Compliance with Laws and Regulations. This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

Section 6.6    Tax Treatment of Awards. To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Market Price equal to the minimum amount required to be withheld or paid, or by having such

Shares sold on the New York Stock Exchange. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. Unless the Committee specifies otherwise in the terms of an Award Agreement, as a condition to receiving any Award, Participants shall waive and not be entitled to make an election to be taxed currently under Code Section 83(b).

Section 6.7    Amendment of the Plan or Awards. The Board may amend, alter or discontinue this Plan, and the Committee may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 4.1, no such amendment shall, without the approval of the stockholders of the Company:

(a)    increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)    reduce the price at which Options or Stock Appreciation Rights may be granted below the price provided for in Section 3.1(b);

(c)    reduce the exercise price of outstanding Options or Stock Appreciation Rights;

(d)    cancel outstanding Options or Stock Appreciation Rights in exchange fro cash or other Awards;

(e)    extend the term of this Plan;

(e)    change the class of persons eligible to be Participants;

(f)    otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g)    increase the individual maximum limits in Section 2.2(c).

No amendment or alteration to the Plan, an Award or an Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control (as defined herein or in the applicable Award Agreement) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Section 6.8    No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence to any Participant or other person due to the receipt, exercise, vesting, settlement or forfeiture of any Award granted hereunder.

Section 6.9    Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 6.10    Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Section 6.11    Arbitration of Disputes. In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Committee with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration shall be made in writing to the Company within thirty (30) days after the applicable decision by the Committee. The arbitrator shall be selected by the Company. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

Section 6.12    No Right to Employment, Reelection or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Accordingly, subject to Sections 1.5 and 6.7, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

Section 6.13    Section 409A Addendum.

(a)    Compliance With Law. The Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. Each Award shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A.

(b)    Section 409A Distribution Date for Key Employees. Any Award that is subject to Code Section 409A and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A.

(c)    Change of Control – Restricted Stock Units. Upon a Change of Control, outstanding Restricted Stock Units shall vest and be payable in accordance with Section 4.2(a), provided that if a Restricted Stock Unit is subject to Code Section 409A, distributions with respect to such Restricted Stock Unit shall be made in accordance with Code Section 409A. If required under Code Section 409A, the Restricted Stock Unit shall vest as and to the extent provided in Section 4.2(a) with respect to the Change of Control, but distribution shall be made upon the earlier of (i) the date of the Participant’s separation from service or (ii) the date on which the distribution would otherwise have been made upon vesting of the Restricted Stock Unit had no Change of Control occurred. If distribution is delayed after a Change of Control, the Committee may determine that (x) the Restricted Stock Unit will be converted into the right to receive the same consideration per Share as is payable to the other stockholders of the Company upon the consummation of the Change of Control and (y) the cash consideration the Participant is entitled to receive upon such conversion will be placed in an interest bearing account until paid upon the relevant date.

(d)    No Representations or Warranties. Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

NOTES

MeadWestvaco Corporation

11013 West Broad Street

Glen Allen, Virginia 23060

http://www.mwv.com

Corporate Secretary

Telephone 212-318-5714

For stockholder information

Call toll free 1-800-432-9874

x Votes must be indicated The Board of Directors recommends a vote “FOR” all nominees listed below, “FOR” proposal 2, “FOR” proposal 3, (x) in Black or Blue ink. and “AGAINST” proposal 4. your Please votes mark as indicated this example in 1. Election of the nominated slate of director FOR AGAINST ABSTAIN nominees: 01 Michael E. Campbell 02 Dr. Thomas W. Cole, Jr. 03 James G. Kaiser 04 Richard B. Kelson 05 James M. Kilts FOR AGAINST ABSTAIN 06 Susan J. Kropf 07 Douglas S. Luke 08 John A. Luke, Jr. 09 Robert C. McCormack 10 Timothy H. Powers FOR AGAINST ABSTAIN 11 Edward M. Straw 12 Jane L. Warner FOR AGAINST ABSTAIN 2. PricewaterhouseCoopers Ratification of the appointment LLP as of the company’s accounting independent firm for 2009. registered public 3. Approval of the MeadWestvaco of the Amendment Corporation and Restatement 2005 Performance Incentive Plan. 4. Stockholder shareholder meetings. proposal regarding special Mark Here for Address Change or Comments SEE REVERSE The proxies or, in the case of the MeadWestvaco Corporation Savings Plans, the Trustee, are directed to vote as specified above and in their discretion on any matters properly coming before the meeting and any adjournment thereof. If no direction is made, the proxies will vote FOR all nominees listed above, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. Please date, sign and return this proxy promptly. Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title should be stated. Signature Signature Date Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. When signing as attorney, executor, administrator, trustee or guardain, give full title. If more then one trustee, all should sing. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone votes must be received by 5 p.m., eastern daylight time, on Sunday, April 26, 2009 to be counted in the final tabulation. MWV MeadWestvaco Corporation INTERNET http://www.eproxy.com/mwv Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You can view the Annual Report and Proxy Statement on the Internet at www.meadwestvaco.com/proxymaterials 43874

MWV MEADWESTVACO CORPORATION ANNUAL MEETING OF MEADWESTVACO STOCKHOLDERS, APRIL 27, 2009 The undersigned holder(s) of Common Stock of MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter referred to as the “company”), hereby appoints Wendell L. Willkie, II, and John J. Carrara (the “Proxies”) and either of them, attorneys of the undersigned, each with power of substitution, to vote all of the Common Stock of the undersigned entitled to vote at the Annual Meeting of MeadWestvaco Stockholders to be held at the Waldorf=Astoria Hotel, 301 Park Avenue, New York, NY, on Monday, April 27, 2009 and at any and all adjournments or postponements of such meeting, upon the matters set forth on the reverse side hereof, and the Proxies are authorized to vote in their discretion, upon such other business as may properly come before the meeting. This proxy is solicited on behalf of the Board of Directors of the company. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors. For participants in the MeadWestvaco Corporation Savings Plans: As to those shares of Common Stock of MeadWestvaco Corporation that are held for me in the aforementioned Plans, by signing this card, I instruct the Trustee of such Plans to sign a proxy for me in substantially the form set forth on the reverse side. Voting rights will be exercised by the Trustee as directed. If no instructions are received, the Trustee shall vote the shares as directed by MeadWestvaco Corporation Benefit Plans Investment Policy Committee or its designee. (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE) BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 (Mark the corresponding box on the reverse side) SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor Service Direct® (ISD). The transfer agent for Meadwestvaco Corporation now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time ****TRY IT OUT**** www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 43874